As filed with the Securities and Exchange Commission on May 4, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (INITIAL STATEMENT)

                      FIT FOR BUSINESS INTERNATIONAL, INC.


            NEVADA                          8000                  20-2008579
  (State or jurisdiction of    (Primary Standard Industrial    I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                               10/27 Mayneview St
                                     Milton
                                    Australia
                                  61-7-33673355
                              Telefax 61-7-33673252
          (Address and telephone number of principal executive offices)

          3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481
                                  (702)866-2500
                              Telefax (702)866-2689
(Address of principal place of business or intended principal place of business)

                              Incorp Services, Inc.
          3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481
           (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



                                                          Proposed
                                                           maximum        Proposed
         Title of each                                    offering         maximum         Amount of
      class of securities                 Amount to       price per       aggregate       registration
        to be registered                be registered       share       offering price        fee
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (1)        3,000,000         $1.50         $4,500,000        $529.65
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (2)        2,000,000         $0.50         $1,000,000        $117.70
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (3)          420,000         $0.33         $  138,600        $ 16.31
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (4)          450,000         $0.50         $  225,000        $ 26.49
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (5)          914,000         $0.04         $   36,560        $  4.30

Total                                     6,784,000                       $5,900,160        $694.45
------------------------------------------------------------------------------------------------------


     (1) Represents shares being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.


     (2) Represents the resale of the shares of common stock issuable in connection with the conversion of options issued to Fort Street Equity, Inc. The price of $0.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the conversion price of the options.


     (3) Represents Selling Security Holder shares being sold to the public. The price of $0.33 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the value of the promissory notes converted by the Selling Security Holders for the common shares.

     (4) Represents Selling Security Holder shares being sold to the public. The price of $0.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the value of the promissory notes converted by the Selling Security Holders for the common shares.


     (5) Represents Selling Security Holder shares of Fort Street Equity, Inc. being sold to the public. The price of $0.04 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the consideration paid by Fort Street Equity, Inc. per share.





The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 2005

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                        3,000,000 SHARES OF COMMON STOCK


     RESALE OF 2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH

                      THE CONVERSION OF OUTSTANDING OPTIONS


                 1,784,000 SELLING SECURITY HOLDER COMMON SHARES

Fit For Business International, Inc. is offering, on a "best efforts, self underwritten, no minimum" basis 3,000,000 shares of our common stock at $1.50 per share. The initial offering period will end twelve (12) months from the date listed in this prospectus unless it is terminated earlier. This Offering is being made on a self-underwritten, no minimum basis by us through our officers and directors. Since there is no selling commission, all proceeds from the Offering will go to us. In addition, there are no arrangements to place any proceeds received in an escrow, trust or similar account.

In addition, our Selling Security Holders are offering to sell up to 1,784,000 shares of our common stock, and a further 2,000,000 resale of shares of common stock issuable in connection with the conversion of outstanding options. We will not receive any proceeds from the sale of any common shares by our selling security holders or our option holder, Fort Street Equity, Inc.

Our shares of common stock are not listed on any stock exchange. Immediately after the effectiveness of this registration statement, we intend to have a registered broker-dealer submit an application for a quotation on the OTC Bulletin Board. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board.

The selling  stockholders  will sell their common stock at the following prices:
(i)$.50 per Share for selling security holders that had a promissory note conversion of $.50 per share (450,000 shares); (ii) )$.33 per Share for selling security holders that had a promissory note conversion of $.33 per share (420,000 shares); (iii) $.50 per Share for selling security holders that had a conversion price for options of $.50 per share (2,000,000 shares); and (iv) $.04 per Share for selling security holders that had paid consideration of $.04 per share (914,000) shares. This shall occur until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.


THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 9, BEFORE INVESTING IN SUCH SECURITIES.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This registration statement will be amended and completed from time to time, as necessary.

The information in this prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    The date of this prospectus is ____, 2005


              Price to public    Underwriting Commissions    Proceeds to Company
              ---------------    ------------------------    -------------------
Per Share     $1.50                        -0-                    $1.50
Total         $4,500,000                   -0-                    $4,500,000

                                Table of Contents


PROSPECTUS SUMMARY............................................................8

RISK FACTORS.................................................................10

USE OF PROCEEDS..............................................................16

DETERMINATION OF OFFERING PRICE..............................................20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................20

EQUITY COMPENSATION PLAN INFORMATION.........................................20

DIVIDENDS....................................................................21

PENNY STOCK CONSIDERATIONS...................................................21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................21

BUSINESS - OUR COMPANY.......................................................31

DESCRIPTION OF PROPERTY......................................................46

LEGAL PROCEEDINGS............................................................46

MANAGEMENT DIRECTORS AND EXECUTIVE OFFICERS..................................46

EXECUTIVE COMPENSATION.......................................................49

PRINCIPAL STOCKHOLDERS.......................................................51

DILUTION.....................................................................52

SELLING STOCKHOLDERS.........................................................53

PLAN OF DISTRIBUTION.........................................................56

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................58

DESCRIPTION OF SECURITIES....................................................61

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE........................................................62

TRANSFER AGENT...............................................................62

EXPERTS......................................................................62

LEGAL MATTERS................................................................62

SIGNATURES...................................................................68

                               PROSPECTUS SUMMARY
                                    About Us


We were established on May 30, 2001, and incorporated in the State of Nevada on July 31, 2001, under the name Elli Tsab, Inc. We have remained essentially inactive since incorporation.


We changed our name to Patient Data Corporation on April 7, 2004, and we also increased our authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share.


On September 14, 2004, we acquired 100% of the issued and outstanding capital shares of Fit For Business (Australia) Pty Limited ("Subsidiary"), an Australian company. All Shares of Fit For Business (Australia) Pty Ltd were owned by Mark
A. Poulsen & Mark Poulsen & Associates Pty Ltd. Currently our operations are conducted through our subsidiary which delivers wellness programs to the business industry in Australia. One component of our program includes the provision of nutritional and health supplements manufactured by Herbalife International Inc.


In exchange for all of the issued and outstanding shares of Subsidiary, we issued an aggregate of 15,000,000 of our common shares and 1,000,000 of our preferred shares to the shareholders of Subsidiary, Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. subsequently transferred some of their common shares to other persons.

On January 13, 2005, we changed our name to Fit For Business International, Inc. in order to better reflect our new business plan.


Our auditors have issued a going concern qualification in their opinion letter.


                              Where You Can Find Us


Our registered United States office is located at 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481, USA. Our telephone number is (702)866-2500 and our facsimile number is (702)866-2689. Fit for Business Australia Pty Ltd (our operations) is located at 10/27 Mayneview Street, Milton, Queensland, 4064 Australia. Our telephone number in Australia is (011) 61 7 33673355 and our facsimile number is (011) 61 7 33673252.


                            Securities Offered By Us

We are offering a maximum amount of 3,000,000 shares of common stock, $.001 par value, at $1.50 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering.

In addition, there are no arrangements to place any proceeds received in an escrow, trust or similar account. In addition, our Selling Security Holders are offering to sell up to 1,784,000 shares of our common stock, and a further 2,000,000 resale of shares of common stock issuable in connection with the conversion of outstanding options. We will not receive any proceeds from the sale of any common shares by our selling security holders or our option holders.



Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the OTC Bulletin Board immediately after the effectiveness of this registration statement or as soon as possible thereafter.
There is no assurance  that our shares of common stock will be quoted on the OTC
Bulletin Board.

                          Summary Financial Information
                          -----------------------------

                                                                                    As of
                                                         As of September 30,     December 31,
                                                         2004          2003          2004
                                                     -----------   -----------   -----------
                                                      (Audited)     (Audited)    (Unaudited)
Balance Sheet Items -
Cash and cash equivalent                             $   174,919   $        55   $    68,528

Total Current Assets                                     608,082         1,596       455,036

Total Assets                                         $   669,118   $     4,286   $   532,267

Accounts payable and accrued liabilities             $    43,733   $   167,722   $    64,291

Loans from related parties                                59,595       149,433         1,208

Deferred revenues                                        494,837          --         482,337

Total current liabilities(also total liabilities)    $   598,165   $   317,155   $   547,836

Stockholders' equity (deficit)                       $    70,953   $  (312,869)  $   (15,569)

                                                                                    Three Months Ended
                                                 Year Ended September 30,              December 31,
                                                   2004            2003            2004            2003
                                              ------------    ------------    ------------    ------------
                                                (Audited)       (Audited)      (Unaudited)     (Unaudited)
Statements of Operations and Comprehensive
(loss) items-
Revenues                                      $      6,620    $        247    $     15,820    $       --

Cost of Goods Sold                                     741              73           2,266            --

Gross Profit                                         5,879             174          13,554            --

General and administrative expenses                199,364          14,719          99,304           3,029

Other income (expense)                             (12,698)           --               322          (1,251)

Net (loss)                                    $   (206,183)   $    (14,545)   $    (85,428)   $     (4,280)

(Loss) per common share-basic and diluted $          (0.03)   $       --      $       --      $       --

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted                  7,831,739       5,000,000      20,870,000       5,000,000


                             Application of Proceeds

The proceeds of this offering are to be used by us for the development and production of multi-media training programs, marketing and promotion literature and programs, website enhancement, customer call center and computer hardware and software programs to be used to aid our customer service representatives, and working capital needed to hire additional staff and accommodate an expected increase in operations.


                                  RISK FACTORS


All material risks have been disclosed in this section.

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT WHICH MAY HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING

The report of our independent auditors on our financial statements for the year ended September 30, 2004 contains an explanatory paragraph which indicates that we have recurring losses from operations and our working capital is insufficient to meet our planned business objectives. The deficit accumulated as of September 30, 2004 was $486,377. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

OUR OPERATION AND FUTURE GROWTH IS HEAVILY DEPENDENT UPON OUR PRESIDENT, MARK A. POULSEN, OUR SENIOR VICE PRESIDENT OF SALES, ANTHONY F. HEAD, SANDRA WENDT, OUR VICE PRESIDENT OF ADMINISTRATION, CHIEF FINANCIAL OFFICER AND PRINCIPAL
ACCOUNTING OFFICER AND PRINS RALSTON, OUR SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER AND OTHER MANAGEMENT PERSONNEL, AND IF WE LOSE THE SERVICES OF THESE EMPLOYEES WE WILL BE UNABLE TO DEVELOP OUR BUSINESS.

In the event that any of these executives are unable to carry out their services due to illness, death or if they decide to leave our employ, these events could have a material adverse effect on our financial condition, future success, and ability to sustain operations. During our development phase, key officers formulate and execute the strategy being pursued by us in our operations. We do not carry key person life insurance on any such individual. The following are the roles and responsibilities of our executives:



------------------------------- ------------------- ---------------------------------------------

Title                             Name                Role/Responsibility
------------------------------- ------------------- ---------------------------------------------
President and Chief               Mark A Poulsen      Chairman of the Board Fit for Business
Executive Officer                                     International Inc.
                                                      Managing Director Fit For Business
                                                      (Australia) Pty Ltd
                                                      Provides the leadership and direction for
                                                      the companies strategy and program
                                                      structure.
------------------------------- ------------------- ---------------------------------------------
Senior Vice President             Anthony F Head      Leads & Develops Sales initiatives
of Sales                                              Training of Sales and Customer Service
                                                      Staff
                                                      Manages key corporate relationships and
                                                      accounts
                                                      Preparation of Sales Budgets
------------------------------- ------------------- ---------------------------------------------
Vice President of                 Sandra L Wendt      Accounting Officer
Administration, Chief                                 Manages Financial Function
Financial Officer and                                 Oversees personnel & administration
Principal Accounting Officer                          Preparation of Forecasts & Budgets
------------------------------- ------------------- ---------------------------------------------
Senior Vice President &           Prins A Ralston     Establish and develop the Fit for
Chief Operating Officer                               Business personnel, structures, operating
                                                      processes and systems in countries which
                                                      the company operates in.
                                                      Lead and manage the personnel of the
                                                      companies.
                                                      Manage the financial affairs of the
                                                      companies.
                                                      Manage the legal and governance affairs
                                                      of the companies.
------------------------------- ------------------- ---------------------------------------------


WE HAVE HAD A LIMITED OPERATING HISTORY AND MAY NOT BE ABLE TO CONTINUE TO SUCCESSFULLY DEVELOP OUR BUSINESS PLAN OR ACHIEVE PROFITABILITY.

We are a development stage company and have a limited operating history. Our success will depend largely upon our ability to implement our business plan. Our ability to identify clients will be crucial to our success. Due to our development stage nature, we do not have consistent cash flow.

SINCE MARK POULSEN, OUR OFFICER AND DIRECTOR, OWNS A COMPANY THAT RUNS A HERBALIFE DISTRIBUTORSHIP THAT INCLUDES A NETWORK OF DISTRIBUTORS THAT RESULTS IN THE COMPANY RECEVING ADDITIONAL COMMISSIONS AND INCOME FROM HERBALIFE, MARK POULSEN COULD INFLUENCE THE SOURCING OF THE NUTRITIONAL PRODUCTS REQUIRED FOR OUR PROGRAMS FROM HIS DISTRIBUTORS TO THE EXCLUSION OF OTHER DISTRIBUTORS AND AS A SUCH A CONFLICT OF INTEEST CAN ARISE

Mark Poulsen & Associates Pty Ltd is a company which Mark A Poulsen is a Director of and through which he runs his Herbalife distributorship. Herbalife runs network marketing systems under Mark Poulsen & Associates Pty Ltd and it directly receives 5% of income from Herbalife, dependant on the volume of the nutritional products sold through distributors who have been sponsored by Mark Poulsen & Associates Pty Ltd.

Currently, Mark Poulsen & Associates Pty Ltd has 21 distributors that it has sponsored under the Herbalife networking systems that are signed up as independent FFBI account executives (16) and customer service representatives
(5). As such Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen and Associates Pty Ltd that have resulted from commissions paid to Mark A. Poulsen and Associates Pty Ltd from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives. This is a conflict of interest and may result in his allegiance being swayed.

INVESTORS IN THIS OFFERING WILL SUFFER IMMEDIATE DILUTION OF THEIR INVESTMENT OF $1.33 PER SHARE

Investors in this offering are paying $1.50 per share. If the maximum shares offered in this offering are sold, our net tangible book value per share will be $.17 per share. This will result in immediate dilution in your investment of $1.33.


SINCE WE DEPEND ON HERBALIFE  INTERNATIONAL INC. PRODUCTS AND WE HAVE NO WRITTEN

AGREEMENT FOR SUCH PRODUCTS THIS RELATIONSHIP CAN TERMINATE WITHOUT NOTICE AND CAUSE THE LOSS OF FUTURE REVENUES AND OPERATIONS.



Our business plan relies heavily upon Herbalife International Inc. (NYSE:HLF). We rely upon their products as the core of our nutritional programs. We do not have a formal agreement with Herbalife. Mark A. Poulsen, the founder of our operating subsidiary Fit for Business Australia Pty Ltd., is an independent distributor of Herbalife products through Mark A. Poulsen and Associates Pty
Ltd.. Each of our account executives may also be an independent distributor of Herbalife products. If Herbalife were to decide to unilaterally terminate this relationship, if Mark A. Poulsen and Associates Pty Ltd. or any of our account executives were to lose their relationship with Herbalife, or if any governmental regulations were to negatively impact Herbalife or its products, our business revenues and operations would be drastically reduced. In these circumstances we would need to source new Herbalife distributors and or a new supplier of nutritional products.


AS OUR  NUTRITIONAL  PROGRAMS  INVOLVE  THE  COMPANY  SOURCING  THE  NUTRITIONAL
PRODUCTS  FROM  EXISTING  HERBALIFE  DISTRIBUTORS,  WE  MAY BE  IMPACTED  BY THE
NEGATIVE CONNOTATIONS  ASSOCIATED WITH THE NETWORK MARKETING UNDERTAKEN BY THESE
DISTRIBUTORS WITH THE RESULTING LOSS OF CORPORATE CLIENTS AND SUBSEQUENT LOSS OF
REVENUES

Herbalife International Inc. (NYSE:HLF). distributes its nutritional product utilizing a network marketing model. This style of marketing has been previously and incorrectly associated with the outlawed pyramid sales models. Due to this incorrect association, we may be negatively impacted as potential corporate clients may be reluctant to be associated with products sourced from network marketing based distributors. We clearly remunerate our employed and independent account executives and customer service representatives only on the basis of retail sales of our programs to our clients, and are not involved in any form of network marketing, as follows:



------------------------- -------------------------------- --------------------------- ------------------------
Type                      Salary                           Commission                  Bonuses
------------------------- -------------------------------- --------------------------- ------------------------
Employed Account          Negotiated dependent on          Negotiated dependent on     Negotiated dependant
Executives                qualifications and experience.   sales volumes.              on budget and key
                                                                                       performance indicators
                                                                                       being achieved.
------------------------- -------------------------------- --------------------------- ------------------------
Employed Customer         Negotiated dependent on          NIL                         Negotiated dependant
Service                   qualifications and experience.                               on budget and key
Representatives                                                                        performance indicators
                                                                                       being achieved.
------------------------- -------------------------------- --------------------------- ------------------------
Independent Account       NIL                              35% of the retail sale of   NIL
Executives                                                 the clients serviced.
------------------------- -------------------------------- --------------------------- ------------------------
Independent Customer      NIL                              35% of the retail sale of   NIL
Service Representatives                                    the clients serviced.
------------------------- -------------------------------- --------------------------- ------------------------




OUR BUSINESS, SPECIFICALLY THE HERBALIFE PRODUCTS, IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND OUR FAILURE TO SECURE GOVERNMENTAL APPROVALS WILL RESULT IN THE LOSS OF THE PRODUCT AND DECREASED REVENUES AND OPERATIONS.

Both our business, and the Herbalife products, at the core of our nutrition components of our programs, are subject to extensive government regulation in various jurisdictions. For example, we may be subject to regulations pertaining to: (1) program claims and advertising, including direct claims and advertising by us, as well as claims and advertising by our account executives or customer service representatives, for which we may be held responsible; (2) our distribution system; and (3) transfer pricing and similar regulations that affect the level of taxable income and customs duties.

For example, in the United States, the formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution and sale of our Herbalife products may be subject to regulation by one or more governmental agencies, including (1) the Food and Drug Administration ("FDA"), (2) the Federal Trade Commission ("FTC"), (3) the Consumer Program Safety Commission ("CPSC"), (4) the United States Department of Agriculture ("USDA"), (5) the Environmental Protection Agency ("EPA") and (6) the United States Postal Service. Our activities also are regulated by various agencies of the states, localities and other countries in which our programs are distributed and sold. The FDA, in particular, regulates the formulation, manufacture and labeling of foods, dietary supplements and over-the-counter ("OTC") drugs, such as those distributed by us. FDA regulations require Herbalife suppliers to meet relevant good manufacturing practice ("GMP") regulations for the preparation, packing and storage of foods and OTC drugs. GMPs for dietary supplements have yet to be promulgated but are expected to be proposed. In some jurisdictions, we may, prior to commencing operations, be required to obtain approval, licenses or certification from the relevant governmental health agency. There is no guarantee that we will be able to secure the necessary approvals in any of our targeted markets for the Herbalife products and we may have to substitute other approved nutritional products in these markets.



SINCE OUR BUSINESS OPERATIONS ARE PRESENTLY LOCATED IN AUSTRALIA AND SUBJECT TO THE RULES AND REGULATIONS OF AUSTRALIA, YOU MAY NOT BE FAMILIAR WITH SUCH RULES AND REGULATIONS AND MAY NOT HAVE THE CAPABILITY TO MAKE AN INFORMED DECISION FOR YOUR INVESTMENT

Our business operations are based in Australia. Our products and services are subject to the rules and regulations of Australia. If you are a United States investor, you may not be knowledgeable of the rules and regulations in Australia. This may lead to your inability to make an informed decision about an investment in us.

OUR BUSINESS OPERATIONS ARE TRANSACTED IN THE AUSTRALIAN DOLLAR AND SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS WHICH CAN DECREASE THE VALUE OF OUR ASSETS

We are an Australian based company. Although the financial information in this document is presented in United States dollars, we transact our business in the Australian dollar. Any negative price fluctuations in the Australian dollar to the United States dollar will have the effect of decreasing the value of our assets and, in turn, decreasing the value of your investment.


SALES BY SELLING SECURITY HOLDERS BELOW THE $1.50 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT.


Our Selling Security Holders may offer their shares during our offering. All of our stock owned by the Selling Security Holders will be registered by the Registration Statement of which this prospectus is a part. The Selling Security Holders may sell some or all of their shares immediately after they are registered. In the event that the Selling Security Holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares and result in the loss of part, or all, of your investment.


YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENTS SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED STOCK EXCHANGE OR QUOTATION MEDIUM.

There has been no trading market for the shares and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. Accordingly, an investor in our shares may not be able to sell the shares readily, if at all.


BEFORE WE OBTAIN A QUOTATION ON THE OTC BULLETIN BOARD, SELLING STOCKHOLDERS WILL BE FORCED TO SELL THEIR SHARES AT SET PRICES AND WILL BE RECEIVING AN ILLIQUID SECURITY

The selling  stockholders  will sell their common stock at the following prices:
(i)$.50 per Share for selling security holders that had a promissory note conversion of $.50 per share (450,000 shares); (ii) )$.33 per Share for selling security holders that had a promissory note conversion of $.33 per share (420,000 shares); and (iii) $.005 per Share for selling security holders that had a conversion price for options of $.005 per share (2,000,000 shares). This shall occur until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.


INVESTORS IN THIS OFFERING WILL BEAR THE MOST RISK OF LOSS EVEN THOUGH OUR PRESENT OFFICER AND DIRECTOR WILL CONTROL US.

Our present officers and directors own an aggregate of 14,155,000 or 67.82% of our total issued and outstanding shares (but not including up to 2,000,000 shares issuable upon the exercise of options) and 1,000,000 preferred shares before the registration and the issuance of additional shares from this Offering. This controlling interest was acquired at a cost substantially below the offering price. Further, some of our Selling Security Holders acquired their shares at a cost of $0.33 and $0.50 per share. Accordingly, purchasers of the shares offered will bear most of the risk of loss although our control will be maintained by the existing stock owners by virtue of their percentage of stock ownership.

IT IS IMPERATIVE THAT WE PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND THE FAILURE TO DO SO WILL HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Our business depends on our intellectual and property laws to safeguard our assets. Our intellectual property consists of: a) computer software and systems design for our call center, b) trademark of Fit For Business, c) website design for management information systems (to be completed), d) design for multimedia training programs (in progress), e) marketing and promotional literature and materials (ongoing), f) account executive and customer service resources, customer service representatives compact disc and training manuals, g) television program pilots and script (initial pilot for thirteen week television program complete, pilot to be promoted to main television channel in fourteen days), h) customer and prospects list. Our success in defending our intellectual property assets and also ensuring that we do not infringe on the intellectual property rights of others can be an expensive process, and can also have a significant effect on our business. Our failure to protect our intellectual property assets, or the infringement on the rights of others could have a negative material effect on us in that it could result in reduced revenues or additional expense in our product or marketing costs.


We are introducing a new concept to our business plan that may not be successful resulting in depletion of our resources Our business plan calls for the development of a new concept of corporate wellness solutions in which we target a specific market (i.e., industry, business, government and individuals 45 years of age and older). This is to be introduced in Australia and other markets. There is no assurance that we will be successful in introducing this concept. The introduction of this concept consists of the use of our cash reserves which will be depleted if the introduction of this concept is not successful.


                                 USE OF PROCEEDS


The net proceeds to us from this Offering, after deducting estimated offering expenses of $100,000, are estimated to be approximately $4,400,000 assuming the Maximum Offering is sold. We will not receive any proceeds from the sale of shares by the Selling Security Holders. The following sets forth our use of net proceeds based on the maximum raise where we net $4,400,000; a raise where we net $2,700,000; a raise where we net $1,200,000; and a raise where we net $700,000.

Use of Proceeds Based on Net Raise of $4,400,000:

                                                  Approximate     Approximate
                                                     Dollar       Percentage of
Application of Proceeds                              Amount       Net Proceeds
-----------------------                           -----------     -------------

Purchase of Computer Software and Systems         $   350,000          8.0%
Hardware for Call Center (1)
Website Design and Enhancement (2)                    260,000          5.9%

Production - Multi Media Training programs (3)        300,000          6.8%

Marketing, Promotion Literature and Brand             300,000          6.8%
Campaign Costs (4)

International market development (5)                1,500,000         34.1%

Working Capital (6)                                 1,690,000         38.4%


Total..................                           $ 4,400,000        100.0%
                                                  ===========        ======


(1) Further development of our web based management system including the addition of a call centre module. This item includes the provision of the required computing hardware to support the developed software.

(2) Development of a web based portal that will include the ability to undertake online ecommerce transactions.

(3) Conversion of the current paper based training manuals for our Independent Account Executives and Customer Service Representatives into a self paced multi-media training kit.

(4) To secure a advertising and brand building agency to assist Fit For Business in ensuring that its brand building activities deliver measurable increases in sales.

(5) Undertake the research of the potential market, modify the Fit For Business processes and systems for the market in question, prepare promotional documentation in the language of the market and undertake relationship building visits to the countries

(6) Represents amounts to be used for working capital and general corporate purposes, including rent expense, corporate overhead including salaries, administration and ongoing professional fees. The Working capital amount is required to fund operations ahead of receiving the revenues that will flow as a consequence of delivery of these services to customers.


Prior to revenues from sales being fully able to fund salaries and bonuses, working capital will be used to fund the following salaries:

-------------------- ------------------- ----------------------------- --------------------- --------------------
Title                  Name                Salary                        Bonus                 Term of contract
-------------------- ------------------- ----------------------------- --------------------- --------------------
President and          Mark A Poulsen      $96,329 Fit For Business      Listing bonus         Employment
Chief Executive                            (Australia) Pty Ltd           $388,250              contract can be
Officer                                    $192,658 Fit For Business                           terminated on
                                           International Inc.                                  four months
                                                                                               notice.
-------------------- ------------------- ----------------------------- --------------------- --------------------
Senior Vice            Anthony F Head      $77,063                       On meeting budget     Employment
President                                                                $11,086               contract can be
of Sales                                                                                       terminated on
                                                                                               four months
                                                                                               notice.
-------------------- ------------------- ----------------------------- --------------------- --------------------
Vice President of      Sandra L Wendt      $42,385                       On meeting budget     Employment
Administration,                                                          $3,695                contract can be
Chief Financial                                                                                terminated on
Officer and                                                                                    four months
Principal                                                                                      notice.
Accounting Officer
-------------------- ------------------- ----------------------------- --------------------- --------------------
Senior Vice            Prins A Ralston     $131,007                      On meeting budget     Employment
President & Chief                                                        $14,782               contract can be
Operating Officer                                                                              terminated on
                                                                                               four months
                                                                                               notice.
-------------------- ------------------- ----------------------------- --------------------- --------------------


Use of Proceeds Based on Net Raise of $2,700,000:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Purchase of Computer Software and Systems      $   250,000             9.3%
Hardware for Call Center

Website Design and Enhancement                     160,000             5.5%

Production - Multi Media Training programs          90,000             3.3%

Marketing, Promotion Literature and Brand          300,000            11.1%
Campaign Costs

International market development                 1,000,000            37.0%

Working Capital (1)                                900,000            33.3%

Total..................                        $ 2,700,000           100.0%
                                               ===========           ======


For the specific breakdown of each category, see the footnotes above under a Net Raise of $4,400,000.

Use of Proceeds Based on Net Raise of $1,200,000:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Purchase of Computer Software and Systems      $   150,000            12.5%
Hardware for Call Center

Website Design and Enhancement                      80,000             6.7%

Production - Multi Media Training programs          90,000             7.5%

Marketing, Promotion Literature and Brand          180,000            15.0%
Campaign Costs

International market development                   210,000            17.5%

Working Capital (1)                                490,000            40.8%

Total..................                        $ 1,200,000           100.0%
                                               ===========           ======

Use of Proceeds Based on Net Raise of $700,000:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Website Design and Enhancement                      50,000             7.1%

Marketing, Promotion Literature and Brand           50,000             7.1%
Campaign Costs

International market development                   110,000            15.8%

Working Capital (1)                                490,000            70.0%

Total..................                        $   700,000           100.0%
                                               ===========           ======

For the specific breakdown of each category, see the footnotes above under a Net Raise of $4,400,000.



The foregoing represents our best estimate of our allocation of the net proceeds based upon the current state of our business development and management estimates of current industry conditions. We anticipate, although there can be no assurance, that the net proceeds from an Offering raising $1,000,000 will only allow us to sustain our operations for a period of approximately twelve
(12) months. Upon completion of the Maximum Offering of $4,400,000, we believe we will have sufficient financing to operate our business for approximately eighteen (18) months.


                         DETERMINATION OF OFFERING PRICE


The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin
Board concurrently with the filing of this prospectus. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board.


As of  April  29,  2005,  based  on  our  transfer  agent  records,  we  had  84 shareholders  holding an aggregate of 20,870,000  shares of our common stock. In addition,  2,000,000  options  convertible  into 2,000,000  shares of our common stock are held by Fort Street Equity, Inc.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of April 29, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                   (a)                   (b)                     (c)

                           --------------------   --------------------   ---------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securities
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   ---------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.


                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

     o Make a suitability determination prior to selling a penny stock to the purchaser;

     o    Receive the purchaser's written consent to the transaction; and

     o    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements


The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

Overview

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage having a mission to improve the wellness and productivity of people in the workplace. FFBI provides products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; and (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age.

Fit For Business International, Inc. completed a deemed reverse merger between FFBI and Fit For Business (Australia) Pty Limited ("FFB Australia") on September 14, 2004. Fit For Business (Australia) Pty Limited was incorporated on December 14, 1998, in the state of Queensland, Australia. After commencing operations in 1998 FFB Australia has developed a quality endorsed business model in use by the Company.

The Company's business models looks to address the alarming health statistics of individuals in westernized countries. For example the Australian Institute of Health and Welfare last year revealed that 60 per cent of Australian adults are overweight and over 90 per cent have at least one modifiable risk factor for heart, stroke and vascular disease. These statistics are reflected in the Australian workforce. Further, the combination of an aging workforce, falling birth rates and increased demand for workers makes it imperative that Corporations guide employees in modifying the risk factors that could prevent them from making a long and productive contribution within the workforce. The Australian National Audit Office has reported that, many businesses have recognized the need to intervene by introducing programs that include absence management techniques such as leave banks and health initiatives such as influenza injections, gym programs, yoga and stress management.

The Company believes its approach and programs deliver a sustainable improvement to employees' lives. This is reflected in their increased health, more positive mental and emotional states, and greater productivity. FFBI achieves this through education and behavior modification together with nutrition which provides the body with the requirements to keep it operating optimally without drastic lifestyle changes.

FFBI  offers a range of  programs  tailored  to the needs of business - programs that improve employees' health and productivity and consequently enable businesses to improve their profitability. These programs include the provision of:
a.   Preventative inoculations - like influenza and hepatitis;
b. Education and behavior modification - teaching nutrition and what the body requires to keep it operating optimally without drastic lifestyle changes;
c. Nutritional supplementation - to support and reinforce the behavior modification (and discourage a return to old habits) while ensuring that the body keeps getting the essentials during the transition process;
d.   Fitness programs - geared to the specific needs of people; and
e.   Other OH&S and wellness program components - as required.

FFBI backs all programs with friendly fully trained customer service representatives who use state-of-the-art occupational health and safety web based information and communications systems to support, record and report on progress of people on the programs. This ensures ongoing support and encouragement to both the individual and the corporation.

It would be FFBI analysis that within three to five years, workplace wellness programs like those being proposed by FFBI will become the norm as businesses increasingly recognize the benefits of greater productivity, happier employees, less sickness and absenteeism, and a better profitability.

FFBI's business plan sees it licensing prime distributors in the countries that it targets. The Licensees will need to be currently very successful business people with existing networks of account executives and customer service representatives. Each account executive and customer service representative will be individually required to contract with FFBI as independent account executives or customer service representatives. FFBI earns its revenues through the licensing fees as well as, on average, earning a 15% margin on programs delivered to individuals. The key to the business model is that corporations contract with FFBI and pay for the purchase of the programs for their employees. The successful implementation of the business plan will be dependent on our ability to meet the challenges of developing a management team capable of not only the development of the various products and programs but also brand management and the implementation of specific marketing strategies. These strategies will include the utilization of specific existing distributors currently in the business of marketing nutritional and wellness programs. As well, we will be employing our own account executives to offer our services and programs to our various target markets.


Additionally, it will be necessary to educate the target market and build relationships with corporations in order to demonstrate the community and commercial benefits of the Fit For Business wellness programs.


Results of Operations and Liquidity and Capital Resources


Our Subsidiary, FFB (Australia) has conducted operations since 1998, and has generated $25,996 in revenues to date and has total assets of $532,267 as of December 31, 2004. The programs we hope to be able to sell will be sold to the various target markets. As of the date of this prospectus, we have secured the sale of a license in Australia and New Zealand to LR Global Marketing Pty Ltd and it is anticipated that program sales will commence in the second quarter of 2005. We have been involved in the first quarter in 2005 in inducting the Licensee, LR Global Marketing Pty Ltd, to the Fit For Business operating systems and methods. The sale of this license within the Australian and New Zealand market should assist in the further development of the markets in the region.

During the quarter ended December 31, 2004, we incurred a net loss totaling $85,428. Our net loss was mainly attributable to increases in general and administrative expenses during the quarter ended December 31, 2004, due to additional expenses incurred pertaining to payroll and related payroll taxes, advertising and promotion, Australian accounting and consulting fees, recruiting/personnel search fees, training and development, and travel and lodging. Management anticipates that we will continue to incur net losses until we are able to generate revenues from sales of the wellness programs.

As of March 31, 2005, we had $7,196 of cash resources. Our current cash resources are not sufficient to satisfy our cash requirements over the next 12 months. Our management believes that we have sufficient funds to continue operations through the end of May 2005.

We estimate our business needs a minimum of $185,000 to carry it through from April to June 2005. We believe the licensee payment due from LR Global Marketing due on May 31, 2005, will fund these requirements. Furthermore, the successful implementation of all aspects of the business plan is subject to our ability to be able to raise additional funds from an offering of our stock in the future through this prospectus. In order to secure sufficient sales to become profitable, we may need to secure additional debt or equity funding to support our marketing and sales strategy.

Should the required funding not be forthcoming from the aforementioned sources, we may have to explore other avenues of capital formation. In any event, our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

We have estimated that our offering costs will be approximately $100,000. In the event that we are unable to raise additional monies to assist with the payment of the offering costs, we intend fund these costs through loans.


Our independent auditor has indicated that there can be no assurance that we will be able to raise $4.5 million in equity capital through our planned filing with the SEC and related activities, or be successful in the sale of our products and services that will generate sufficient revenues to sustain our operations.

The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we have incurred operating losses since inception, and our working capital is insufficient to meet our planned business objectives. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues.


Plan of Operation

During the three month period ended December 31, 2004, we have devoted our activities to the following:


1.   Continuing  to  enhance  and  further  develop  our  Web  based  management information  systems.  Following  testing  and use of the web  based  management information systems by our Account Executives and Customer Service Representatives, changes and additions were identified and we are working with Insource Pty Ltd to implement these.


2.   Continuing to further develop our operating infrastructure, as follows:

a. Providing input and direction for further wellness program selection, features, benefits and design of programs planned to be supplied to our various target markets. We are researching other like minded Occupational Health and Safety Organizations to determine whether beneficial alliances could be made between our organizations to collaborate and improve on our existing program offerings in Australia.

b. Establishing which market segments are more likely to be willing consumers of our wellness programs and then developing a marketing approach that is consistent with their purchasing criteria. Training our sales force in the marketing approach necessary to consummate sales to these organizations.


c. Recruiting and training further account executives and customer service representatives; and

d. Contacting customers, preparing proposals to them and attempting to negotiate contracts with them for the delivery of programs.

For the next 12 months our plan of operation calls for continued focus on developing operations by accomplishing the following milestones:


March 2005:
Computer Software and Systems
-----------------------------
Continue implementation of our web based management system for final product release to our Account Executives and Customer Service Representatives.

Website Design and Enhancement:
-------------------------------
Upgrade current Australian Fit For Business web site www.fitforbusiness.com.au. to present better information about our programs that is more consistent with our current marketing approach.

Marketing, Promotion Literature and Brand:
------------------------------------------
Engage a communications consultant to generate press articles and media interactions specifically in relation to our target markets.

Speaking Opportunities
----------------------
- Seek out speaking opportunities at business conferences and seminars for the FFB Senior Executives and these will coincide with a targeted media release on the topics the Executives are speaking about.

Thought Leadership/ Editorial Opportunities
-------------------------------------------
- Negotiate a regular column or two in leading business management and/or health magazines.
- Write letters to the Editor responding to articles on issues of business health and fitness, wherever they appear.
- Write and distribute pro-active media releases on issues relating to workplace health and fitness.
- Case studies of local customers using FFB products and programs highlighting the benefits achieved and placed within business and Human Resource Media.

Pilot TV program
----------------
The process of bringing the TV program to fruition has been to initially develop a program concept which has been shared with a number of potential participants who would participate as anchor advertisers of the various segments of the TV program. Following which a 10 minute pilot program has been filmed. The pilot has been then put in the hands of an advertising agency who has taken it to the major free to air commercial channels in Australia. The channel that addresses our target markets has indicated that they will air the TV program providing that we submit an enhanced pilot. As such the timetable for its production is as follows:

     o    Engage Field Producer 29 May 2005
          o    Co Host & Anchor pilot
          o    Writes Scripts
          o    Films anchor pieces
     o    Produce Pilot Episode 13 June 2005
          o    Re edit existing pilot with field producer and host
          o    inserting anchor pieces and links
     o Submit Pilot along with 5 scripted episode to sales and program manager at Australian Free to Air TV Network 20 June 2005
The TV program itself will consist of 13 by 30 minute episodes, aimed at an audience of 45 years and over. The TV program will cover the following topics:
     o Health: FFBI will lead in this area using a variety of partner providers and medical experts, including physical, psychological and associated medical areas.
     o Wellness: FFBI will lead this area using Behavioral scientists, Occupational Therapists, Nutritionists and dieticians and fitness experts.
     o Lifestyle: The people watching this show have the largest interest in maintaining lifestyle and the finance to keep it - this will include such segments as holidays, retreats and spas, recreation and so forth.
     o Employment: Recognized recruitment agencies to give informative information on retaining employment, changing roles or re-entering the workforce.
     o Redundancy: We will be using experts from employee groups, Human relations management companies and financial planers to assist in this area. Overcoming the effects of redundancy weigh heavily on not just the bread winner, but also family relationships causing much stress.
FFBI is currently in the process, together with the advertising agency and TV channel, in finalizing the enhanced pilot. The enhanced pilot will cost $15,0000 to produce.

Sales:
------
-    Identify market segments that are predisposed to purchasing our Programs.
-    Identify companies with the purchasing power within that segment.
-    Research company leads to ensure they meet an identified set of criteria.
- Approach the identified companies via our account executive with our sales proposal.
-    Win the business
-    Initiate   the   implementation    program   via   our   customer   service
     representatives.
- The above process will take between 1 to 4 months to finalize sales in small businesses and can take 6 to 12 months to finalize in large corporations or government departments.

- Continually monitor and report to the individuals and corporations consuming our programs.
- Continuously improve our internal processes and systems and ensure all account executives and customer sales executives are fully trained in respect of these improvements.

A further two licenses will be endeavored to be sold in Australia.

Revenues
--------
It is envisaged that $185,000 will be expended in this quarter and no substantial revenues are expected till the June quarter.


June  2005:
-----------

Computer Software and Systems
-----------------------------
Continue implementation of our web based management system to our Account Executives and Customer Service Representatives.

Website Design and Enhancement
------------------------------
-    Upgrade     current     Australian    Fit    For    Business    web    site
www.fitforbusiness.com.au. to present better information about our programs that is more consistent with our current marketing approach.

Marketing, Promotion Literature and Brand:
------------------------------------------
- Continue Marketing and Brand building via continued press releases, targeted media interaction and relationship building events such as corporate breakfasts. Engage a marketing coordinator to coordinate the brand building and media activities in Australia.

Promotional literature
----------------------
-    Brochures
-    Update/upgrade existing brochures as necessary
-    Newsletters
- Newsletter providing potential customers with useful information and stats about workplace health and fitness Trade Shows
- Participate in exhibitions and trade shows around both management and health areas
- Identify industry sectors that have most to benefit from a more proactive wellness approach and exhibit at trade shows targeting these sectors.

Industry Partnerships
---------------------
- Work with the Business Council of Australia's Employment & Participation Committee as well as with the Australian Chamber of Commerce and its state-based subsidiaries like Australian Business Limited.

TV PROGRAM
----------
As part of the marketing program, after acceptance of the enhanced pilot by the Australian TV network, we will enter into production and advertising contracts to create and deliver the 13 episode TV program. The TV program will cost Fit For Business $70,000 with the rest of the costs being self funding via the sale of advertising to corporations who will be part of the TV program.

International Market Development
--------------------------------
- Research and test Japanese market for compatibility in accepting the current configuration of our programs.
-    Develop marketing approach to sell licenses in Japan.
-    Identify potential new licensees in Japan.
-    Sell licenses in Japan.
-    Recruit  Account   Executives  and  Customer  Service   Representatives  in
     conjunction with the Licensees in Japan.
- Refine our marketing and sales process in conjunction with the Japanese Licensee.
- Specify any required changes to our Web presence and our Web Base Management information systems to accommodate Japanese nuances.

Sales
-----
Five fulltime corporate account executives will be employed. The 5 fulltime corporate account executives will be trained and start to sell our programs to our target markets. The sales process and length of time taken to finalize sales will vary depending on the size and nature of the organization that we are targeting. It is envisaged the first large sales contracts will start coming to fruition due to activity in the March quarter.

Program Development
-------------------
It is expected in house permanent staff will increase to include a Development Director. Initiate new product offerings to be included in the Fit For Business Australian programs identified by our collaborate approach with other Occupational Health and Safety Providers.


September 2005:
---------------

Computer Software and Systems
-----------------------------
Specify the call centre module that is to be developed as part of the Web based management information system.

Enhance the Web Based information system to cater for the Japanese market.

Website Design and Enhancement
------------------------------
Specify and implement the ecommerce components of the web presence.

Modify the Web presence to cater for the Japanese market place.

Multi Media Training programs
-----------------------------
Specify the requirements in order to change the paper base training programs for our account executives and customer service representatives to a Multi Media base.

Marketing, Promotion Literature and Brand:
------------------------------------------
Continue Marketing and Brand building via continued press releases, targeted media interaction and relationship building events.

Awards Program
--------------
Recognize businesses that operate corporate health and awareness programs, particularly those which achieve outstanding productivity improvements or reductions in absenteeism. Partner with Australian State and Federal Governments to recognize public sector employers who achieve in this area.

Commence Marketing and Brand building activities in Japan in which we identify corporations within market segments that are predisposed to purchasing our programs and then sell to them.

International Market Development
--------------------------------
Continue with the preparation to commence business in Japan by the December quarter.

- Research and test South Korean market for compatibility in accepting the current configuration of our programs.
-    Develop marketing approach to sell licenses in South Korea.
-    Identify  potential  new  licensees in South Korea.  Sell licenses in South
     Korea.
- Recruit Account Executives and Customer Service Representatives in conjunction with the Licensees in South Korea.
- Refine our marketing and sales process in conjunction with the South Korean Licensees.
- Specify any required changes to our Web presence and our Web Base Management information systems to accommodate South Korean nuances.

Program Development
-------------------
Initiate new product offerings to be included in the Fit For Business Japanese programs identified by our collaborate approach with other Occupational Health and Safety Providers.

Sales
-----
Sales revenue in Australian is expected to be established with consistent program sales to medium to large corporations and government.


December 2005:
--------------

Computer Software and Systems
-----------------------------
Develop and implement the call centre module that is part of the Web based management information system.

Enhance the Web Based information system to cater for the South Korean market.

Website Design and Enhancement
------------------------------
Modify the Web presence to cater for the South Korean market place.

Multi Media Training programs
-----------------------------
Roll out and implement the multi media based training programs for our account executives and customer service representatives.

Marketing, Promotion Literature and Brand:
------------------------------------------
Continue Marketing and Brand building via continued press releases, targeted media interaction and relationship building events.

Commence Marketing and Brand building activities in South Korea in which we identify corporations within market segments that are predisposed to purchasing our programs and then sell to them.

International Market Development
--------------------------------
-    Commence business in Japan.
- Research and test North American market for compatibility in accepting the current configuration of our programs.
-    Develop marketing approach to sell licenses into North America.
- Identify potential new licensees in North America. Sell licenses in North America.
-    Recruit  Account   Executives  and  Customer  Service   Representatives  in
     conjunction with the Licensees in North America.
- Refine our marketing and sales process in conjunction with the North American Licensees.
- Specify any required changes to our Web presence and our Web Base Management information systems to accommodate North American nuances.

Program Development
-------------------
Initiate new product offerings to be included in the Fit For Business South Korean programs identified by our collaborate approach with other Occupational Health and Safety Providers.

Sales
-----

Sales revenue in Australian is expected to be established with consistent program sales and first Japanese sales commencing.

Since we are a development stage company with no significant operating history and a poor financial condition, we may be unsuccessful in obtaining financing or the amount of the financing may be minimal and therefore inadequate to implement our full plan of operations. We have developed four alternative plans of operations depending on financing being raised at the $4.4 million, $2.7 million and $1.2 million and $700,000. These alternate plans involve a scaling back or staged implementation of the $4.4 million plan of operations described. In the event that we do not receive the full, or partial financing, or our financing is inadequate or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:


1.   Sell or dispose of our assets;

2. Pay our liabilities in order of priority, if we have available cash to pay such liabilities;

3. If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;

4. File a Certificate of Dissolution with the State of Nevada to dissolve our corporation and close our business;

5. Make the appropriate filings with the Securities and Exchange Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time;

and

6. Make the appropriate filings with the National Association of Security Dealers to affect a de-listing of our common stock, if, in fact, our common stock is quoted on the Over-the-Counter Bulletin Board at that time.

If we have any  liabilities  that we are  unable to satisfy  and we qualify  for protection under the US Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any. We do not know and cannot determine which, if any, of these actions we will be forced to take.


Material commitments for capital expenditure: We have no material commitments for capital expenditures.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.


                             BUSINESS - OUR COMPANY

We were organized on May 30, 2001, and incorporated in the State of Nevada on July 31, 2001, under the name Elli Tsab, Inc. We have remained essentially inactive since incorporation except for the issuance of common stock to former officers and directors for services rendered, and the issuance of options to purchase common stock for $10,000 in cash as described below.


On May 30, 2001, we issued  5,000,000 shares of our common stock at par value of
$.001  per  share  to  former   officers  and   directors  of  the  Company  for
incorporation services Rendered and as founders of the company.


We changed our name to Patient Data Corporation on April 7, 2004, and we also increased our authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share.

On July 25, 2004, we issued 2,000,000 options to Fort Street Equity, Inc. (a Cayman Islands company) to purchase the same number of shares of our common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of our common stock over the preceding ten (10) business days prior to exercise of the options, less a discount of forty (40%) percent.


Fort Street Equity Inc. has provided FFBI with consulting services that have included the following:
     o Assisted with identifying a potential reverse merger candidate and evaluated their business plan for potential success they have
     o Assisted with identifying appropriate legal counsel and financial auditors
     o Assisted with identification and introductions to other professionals who have assisted with the preparation of the prospectus

On September 14, 2004, we entered into an exchange agreement and acquired 100% of the issued and outstanding capital shares of Fit For Business (Australia) Pty Limited ("Subsidiary"), an Australian company. Fit For Business (Australia) Pty Limited was incorporated on December 14, 1998 in the State of Queensland, Australia. All Shares of Fit For Business (Australia) Pty Limited were owned by Mark A Poulsen and Mark Poulsen & Associates Pty Ltd. Our operations are conducted through our subsidiary which delivers services and products to the workplace health and safety industry in Australia, and is also engaged in distributing and promoting the nutritional and health supplements manufactured by Herbalife International Inc.



In exchange for all of the issued and outstanding shares of Subsidiary, we issued an aggregate of 15,000,000 of our common shares and 1,000,000 of our preferred shares to the shareholders of Australia, Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. Mark A. Poulsen and Mark Poulsen & Associates Pty. Ltd. subsequently transferred some of their common shares to other persons, as detailed herein. In addition, the exchange agreement included the following terms: (1) Mark Poulsen would be elected as the only director; (2) the company would change its name to "Fit for Business International Inc."


On January 13, 2005, we changed our name to FIT For Business International, Inc. in order to better reflect our new business plan.


Our web site is located at www.fitforbusiness.com.au

Our business plan has two major components or programs which involve products and services for:

     (1)  "Corporate Wellness;" and
     (2)  "Living Well."

Market Opportunities

The Fit For Business Programs are currently marketed to two major target markets:

     1.   Corporate   Wellness   Solutions  -  targeted  to   small/medium/large
          corporations ;
     2. Living Well Solutions - targeted primarily to retirement village groups and individual seniors.

Marketing is conducted via several methods:

     1.   Targeted media advertising and events;

     2.   Direct mail; and
     3.   Relationship marketing


CORPORATE WELLNESS SOLUTION PROGRAM

         Under this component of the business plan, we are focused on delivering products and services to make the company workplace healthier. The goal is that a healthier workplace increases productivity and reduces absenteeism and stress, and therefore, increases bottom line profits for employers. Our main objective is to be a market leader in the Corporate Wellness arena.


         We have spent the past five years researching additional Corporate Wellness products and services. As a consequence, we have designed a new program, the Fit For Business Program, which we believe offers solutions to the increasing wellness problem throughout corporate Australia. The company believes its approach and programs deliver a sustainable improvement to employees' lives. This is reflected in their increased health, more positive mental and emotional states, and greater productivity. FFBI achieves this through education and behavior modification together with nutrition which provides the body with the requirements to keep it operating optimally without drastic lifestyle changes.

Our approach to tackling the wellness issues faced by corporations employees is to initially concentrate on the nutrition of employees and replace bad eating habits with goods ones. FFBI assists the employee to aim to undertake this behavior modification within the first 21 days, usually the length of time taken to break a habit.

Following which FFBI can introduce other wellness components of the corporations choice, through FFBI, and our partner providers or through working with providers of the corporations choice - but always monitored and followed up through our web based information system and customer service representatives.

FFBI delivers an initial Corporate wellness program that includes:
     o Profiling of the business including the physical requirements of the major roles within the work place
     o Introductory seminar on the aims and goals of the FFBI program and on what good nutrition entails
     o A profile of all individual employees on the program and referral to appropriate medical/service providers
     o    Nutrition program including menu planning
     o Non-intrusive follow-up/coaching of all individuals at the 1, 3, 7, 14, 28 days and then monthly
     o    Actively working with employees to monitor and report on progress
     o Providing ongoing educational material (as agreed) via electronic or hardcopy means

The balanced nutritional program provided by FFBI and for which the products are supplied by Herbalife can consist of:
     o    Formula 1 - protein, vitamins, minerals, herbs and dietary fibre
     o    Formula 2 - B6 supplement in herbal base
     o    Formula 3 - Vitamin and Mineral supplement
     o    Formula 5 - Vitamin C Supplement in a Herbal Base

Plus we can provide other targeted products from Herbalife such as:
     o Florafibre, Natures Raw Guarana, Chitosan, Lifeline - Omega 3, Xtra-Cal, RoseOx (antioxidant), Tang Kuei, Protein powder and so on.

FFBI offers a variety of nutritional programs which includes the above services and appropriate products, ranging in price from $85.00 (AUS. $115.00) to $210.67 (AUS. $285.00) per individual employee. Each individual nutritional program, includes nutritional products and services to last for one (1) month.

The benefits for corporations undertaking the FFBI programs can include:
     o    that employees feel better about themselves and have more energy;
     o    reduced absenteeism rates;
     o    reduced staff turnover;
     o    improved productivity; and
     o    reduced health services costs

The benefits for individuals undertaking the FFBI programs can include:
     o    Reducing the chance of excess unpaid sick leave;
     o Improving health which may reduce the cost of personal health/medical expenses;
     o    Savings on the costs of meals;
     o Having more energy and stamina to meet the demands of work and life in general; and
     o    Having the program costs totally paid for by the employer.


         Potential corporate customers are identified through a process of gathering and analyzing business information and data by our marketing and account executives.

         The Corporate Wellness Solution program is then marketed directly to the target companies ("customers") via the corporate wellness account executives. The corporate wellness account executives have previous experience in sales and are trained in the Fit For Business Program methodology on how to approach potential corporate customers, when information is required by customers, how to best present the information, and how to close the sale.

         We also have a separate training manual, provided on CD to all Corporate Wellness account executives, which provides detailed training on how each separate market is to be targeted, as well as detailed information on follow up, reporting, and other procedures.

         Once a corporate customer has agreed to participate in the program, our Corporate Wellness account executive prepares an agreement, with our assistance, to be presented to the customer. On signing of the agreement, the individual employees and staff of the customer are interviewed by our customer service representative to advise the correct program for their use. The customer is then invoiced for the full retail value of three (3) month's program for all employees who will be utilizing the program. For example in the case of a nutritional program, once the funds are received from the corporation, we retain fifteen per cent (15%), 35% goes back to the customer service representative for compensation and the remaining 50% also goes back to the customer service representative to order the products from the product supplier and deliver them to the employees of the corporation.



         Each corporate customer's employee receives follow-up at the 1, 3, 7, 14, 28 days and then monthly from the fully trained customer service representative to ensure compliance with the program. This follow-up process ensures that individual employees obtain positive results, assists them in forming positive habits, and helps them to stay on the program, which benefits us as well as the customer.

         The customer receives initially weekly, and then monthly, reports from the Corporate Wellness account executive showing the progress of each individual staff member. This information is also recorded onto the Web based Fit For Business Customer Follow-up program. Through the Web based Fit For Business management information system, we are able to gauge the results achieved by the employees of various customers as well as our customer service representatives.

CORPORATE WELLNESS SOLUTION PROGRAM

         The following table indicates the roles played by the various parties in the FFB business model.


----------------------------  ----------------------  ------------------------  ------------------------

FFBI Staff                          Licensees                Account                  Customer
                                                            Executives                services
                                                                                   representatives
----------------------------  ----------------------  ------------------------  ------------------------
o  Develops programs for        o  Provides an          o  Researches             o  Contacts each
   the market place                existing and            potential                 employee of
                                   proven group of         customers who are         corporations
o  Puts in place strategic         Account                 corporations              joining the
   relationships with              executives and                                    program
   product providers               customer             o  Builds
                                   service                 relationships          o  Conducts he
o  Undertakes the Brand            representatives         with corporations         Customer Profile
   and market building                                                               to ascertain
   activities                   o  Generates sales      o  Does                      correct
                                   leads for their         presentations to          program
o  Provides all of the             Account                 corporations and          for the employee
   marketing and                   executive               finalizes sales
   promotional collateral                                                         o  Orders the
                                o  Assists the          o  Once sales                products from
o  Generates sales leads           account                 process is                Product Supplier
   for the account                 executives              complete
   executives                      finalize sales          allocates              o  Delivers
                                                           customer services         Products and
o  Builds relationships         o  Monitors                representatives           initiates
   with the larger                 performance of          to corporations           customer onto the
   customer and assist             the account             to service their          program
   the account executives          executives and          employees who are
   close sales with                Customer                on FFBI programs       o  Performs
   these organizations             services                                          followup as per
                                   representatives      o  Monitors customer         customer care
o  Undertake induction and                                 service                   program on 3rd,
   training of licensees,       o  For the sale of         representatives           7th, 14th, 28th day
   Account executives and          nutritional             to ensure                 and
   customer services               products the            services quality          monthly
   representatives                 licensee as             is maintained             thereafter
                                   independent
o  Monitors performance of         Herbalife            o  Ensures that           o  CSR  receives
   the account executives          distributors            corporations              35% compensation
   and Customer services           receives income         renew their               from the retail
   representatives                 from Herbalife          contract with             sales of programs
                                   dependant on            FFBI                      to the
o  Maintain business model         the volume of                                     corporations
                                   sales their          o  It is intended            employees
o  Provision of web                network                 that the Account
   presence                        organization is         Executive service      o  No FFBI
                                   distributing            at least 50               officers or
o  Provision of Web based                                  employees of              directors are
   information systems          o  FFBI intend to          corporations and          customer service
                                   establish a             as such will              representatives
o  Maintain systems and            compensation            receive 35%
   process                         plan comprising         compensation of        o  For
                                   options and             the retail sales          nutritional
o  Finalizes proposal and          cash bonuses            to these                  products the
   contracts with                  which will be           employees                 customer service
   customers                       dependant on                                      representative if
                                   total sales          o  For nutritional           they are an
o  Maintain ISO9001:2000           volumes of FFBI         products                  independent
   Quality certification           programs                the                       Herbalife
                                   through their           Account Executive         distributors also
o  FFB retains 15% of the          distribution            if they are an            receives income
   retail cost of the              group.                  independent               from Herbalife
   contracted programs for                                 Herbalife                 International
   the provision of the         o  No FFBI                 distributors also         dependant on the
   above services.                 officers or             receives income           volume of sales
                                   directors are           from                      their network
                                   licensees               Herbalife                 organization is
                                                           International             distributing
                                                           dependant on the
                                                           volume of
                                                           sales
                                                           their network
                                                           organization is
                                                           distributing

                                                        o  No FFBI officers
                                                           or directors are
                                                           Account
                                                           Executives
----------------------------  ----------------------  ------------------------  ------------------------

LIVING WELL PROGRAM


         This component of our business plan is targeted through programs directed primarily, but not exclusively, to individuals over 45 years of age. The programs consist of a wide range of nutritional supplements, personal care, and weight management programs, that promote inner and outer wellness, and a healthy lifestyle. The products currently utilized within the living well programs are manufactured by Herbalife.

         These programs are marketed predominantly through presentations to retirement resorts and villages. Independent Living Well account executives earn income by:

   o selling Fit For Business Programs to retail consumers; and receiving cash incentives, including commissions and bonuses from Herbalife on program sales within their distributor network organizations.

         Our customer service approach is ideally suited to this market segment, because sales of such programs are strengthened by the ongoing personal contact between the retail consumers of this market segment and Living Well account executives. The FFBI program appeals to a broad cross-section of potential independent Living Well account executives throughout the world, particularly those seeking to supplement family income with a start at home business or pursue non-conventional, part-time employment opportunities.


   2 (a) Retirement Village Groups

         Retirement villages and homes are approached directly by Living Well account executives who have been trained on how to approach the retirement villages; what information is required; and how to present it.

         The Living Well account executive then organizes a group presentation to the village at a suitable time. Once the presentation is complete, each attendee receives a seniors brochure which includes information on the products and an order form.


         Once the order is placed by the customer directly with us or via the Living Well account executive, the funds are deposited with us. The Living Well account executive via a customer service representative places the order and initiates the customer onto the customer care program. Once the funds are received, we retain fifteen per cent (15%), and the remaining eighty five per cent (85%) goes back to the customer service representative to order the products from Herbalife and deliver them to the customer at the retirement village. The customer service representative will retain thirty-five percent (35%) of the funds received as compensation for delivering the services to the customer at the retirement village, and the remaining 50% is remitted to Herbalife to pay for the nutritional products.


   2 (b) Individual Seniors

         The seniors market is driven solely by our nation wide advertising campaign. We are currently mass marketing the Fit For Business Program in all the states of Australia. We are using free to air and television Pay programs, with advertising slots and a sponsorship campaign.

         As well as the TV campaign, we are placing ads in the nationally recognized "Seniors" newspapers and magazines.

         We believe this advertising not only generates customer interest, it also helps create national brand awareness for us.

         The Fit For Business national call center receives the customer calls in response to the advertisements. Their details are taken by the call center and entered on to the Fit for Business Web Based management information system. Fit For Business then distributes the leads, via the management information system, for each State (there are seven states and two territories in Australia)in Australia to the customer service representatives randomly, dependent on geographic location. The customer service representative then follows up each potential new customer as per the customer follow up program.


         Once the customer decides to purchase the program, the funds are deposited into our account. The customer service representative places the order and initiates the customer onto the customer care program. On receipt of the funds, we retain fifteen per cent (15%), and the remaining eighty five per cent (85%) goes back to the customer service representative to order the products from Herbalife and deliver them to the customer. The customer service representative will retain thirty-five per cent (35%) of the funds received as compensation for delivering the services to the customer and the remaining 50% is remitted to Herbalife to pay for the products.


PRODUCTS AND SERVICES

The Fit For Business Program provides to our customers, and in the case of corporate customers, to their employees, with a unique nutritional component, which is manufactured and supplied by Herbalife. Herbalife has been selected as our nutritional supplement provider because we believe its products are safe, effective, and have a recognized market presence after twenty-four years in the market place. We also believe that the Herbalife products are effective for our customers because of their continuing commitment to enhance their products through research and development. Further, the products manufactured by Herbalife have been selected because we believe they provide a flexible, balanced nutrition program based on the core formulated meal replacement product, which can be tailored to meet individual needs.


FFBI does not directly have any relationship with Herbalife International Inc. There is no contractual relationship between Herbalife International and FFBI. However Herbalife International Inc are aware of the FFBI business model and presentations have been made to the Board of Directors of Herbalife International Inc in November 2003. FFBI is in regular contact with Herbalife Australia to ensure that product supply can be assured to FFBI corporate clients. Mark A Poulsen the President and Chief Executive Officer of FFBI is a Herbalife distributor. Also currently the licensees that are being chosen by FFBI to distribute FFBI programs are Herbalife distributors with significant network distributor organizations currently distributing Herbalife products. Herbalife International Inc. utilizes a network marketing model to distribute their products to the domestic market place. Herbalife distributors are independent business people and are not restricted in pursuing any other business or employment opportunities. Some of the Account Executives that the licensees will choose to distribute the FFBI programs may also be existing Herbalife distributors, as will the customers service representatives. It is a requirement that the customer service representatives who are placing orders for nutritional products with Herbalife be registered Herbalife distributors.



      We also supply services to each customer, and to employees of each corporate customer, via our customer service representatives who provide individualized program information, education sessions, follow-up/ and coaching. As well, fact sheets, newsletters, and brochures are provided to our customers on a regular basis. One of the first processes undertaken by a customer service representative will be to conduct a customer profile in order to establish the best nutritional component for each individual customer. Each corporations contracted program will be of variable length and will generally be renewed on an annual basis. The nutritional products supplied by Herbalife are packaged to last an individual one month in duration. Customer service representatives follow up with each individual employee on the first, third, seventh, fourteenth, and twenty-eight day of the program, during the month and monthly thereafter, to ensure each individual employee is taking the program correctly and is receiving the full benefit of the program.

OUR BUSINESS STRATEGY

      Our business strategy is comprised of the following principal elements:

Program Branding and Wellness

      Our initiative is to develop the Fit For Business brand and reputation as a company focused on a complete wellness program and way of life. We seek to take advantage of current worldwide consumer trends indicating that individuals are turning more and more to nutritional supplements for weight management, fitness and age-related health concerns. Customers should know that when they find their ideal weight using our weight management programs, they can use our other nutritional programs to promote a healthy lifestyle. To bring this message across, we plan to undertake a significant advertising, public relations and branding campaign.

Account Executive Expansion, Retention & Training

      To expand our independent account executive base, we are focusing on implementing programs to ensure account executive retention. Key areas include: provision of more qualified leads to account executives; enhancing our customer service capabilities at our call centers; offering greater business-building opportunities through our web based management information system; creating business support initiatives and better training and educational materials for new account executives to guide them through their first eighteen months; and offering enriched reward and recognition programs. To further support our account executives, a cross-functional sales team will help provide account executives with the best marketing, training, sales and information tools to ensure their success.

      We recognize that in addition to high-quality programs and a proven account executive compensation plan, the success of our business depends on the training of our account executives. Extensive training opportunities enable account executives to not only develop invaluable business-building and leadership skills, but also to become experts in our programs and offer customers sound advice on weight management, nutrition, and personal care. By placing a top priority on training, we will build credibility among our account executives and be further established in the industry.


Literature and Promotional Materials


      We also sell literature and promotional materials, including sales aids and informational booklets. In addition, we sell account executive kits at a worldwide cost of approximately $59.14 per kit (AUS. $80.00), which an individual must purchase in order to become an account executive. This kit includes:
   o  FFBI  Letterhead (25 copies)
   o  FFBI Corporate Brochures (6 copies)
   o  FFBI Nutritional Brochures (Herbalife) 6 copies
   o  FFBI Corporate Folders (6 copies)
   o  CD Rom containing all training and proforma documents
   o Certificate of Registration of Account Executive or Customer Service Representative
   o  Living Well program posters (5 copies)
   o  Living well pamphlets (100 copies)
   o  Corporate Employee Implementation Brochures (20 copies)
   o  Web Based Management system Access codes and instructions
   o  FFBI email address details

Sales of account executive kits are not subject to account executive allowances and cash incentives, including commissions and bonuses. Accordingly, we receive the entire retail sales amount from the sale of account executive kits.

FIT FOR BUSINESS PROGRAM RETURN AND BUY-BACK POLICIES


Our programs include an individual customer employee satisfaction guarantee. Under this guarantee, within 30 days of purchase, any individual employee who is not satisfied with any FFBI program for any reason may return it or any unused portion of any nutritional product to the account executive or customer service representative from whom it was purchased for a full refund.



GEOGRAPHIC PROFILES AND SALES TRENDS.

      At this time, we have account executives working in Australia and New Zealand. We hope to enter the following markets in 2005, or as soon as possible:
Japan South Korea and North America, followed by Singapore, and Hong Kong,.



      After entering a new country, we expect an initial period of rapid growth in sales as new account executives are recruited, followed by a plateau in sales. In any new country market we initially expect to target corporations that are favorably disposed to purchasing the FFBI programs which will result in the rapid growth in sales. However subsequent marketing efforts to corporations that are not as favorably disposed to our products, will require greater efforts and time to finalize sales and hence the plateauing of sales growth in this phase of the marketing cycle.

We believe that a significant factor affecting these sales trends will be the opening of other new country markets within the same geographic region or with the same or similar language or cultural bases. As such when new countries are opened, we expect the sales in existing markets to shift to newly opened markets, resulting in a plateau in sales in the existing markets. This will be caused by existing account executive in existing markets viewing the prospect of being able to market to favorably disposed corporations in the new country markets as being a relatively easier sales proposition than pursuing less favorably disposed corporations in existing markets.



MANAGEMENT INFORMATION, INTERNET AND TELECOMMUNICATION SYSTEMS

      In order to facilitate our continued growth and support account executive activities, we will continually upgrade our web-based management information system and supporting internet and telecommunication systems. These systems will include:


(1) local area networks of personal computers, serving our administrative staff;
(2) an internet website to provide a variety of online services for account executives, customer service representatives, and potential corporate clients.
(3) an international web-based integrated customer management systems, combining online and standalone features, to allow Fit For Business and its employees, account executives, customer service representatives and licensees to record, track and report relevant customer information.

    1.  Calendar & Appointment Functionality
    2.  Corporate Profile - including goals
    3.  Individual Employee Profile - Including Goals of going on program
    4.  Employee Follow-up module
            a. Including call scripts to collect & record information on how employee is performing on program, this includes physical, behaviors, and feelings, measurements on the 1st, 3rd, 7th, 14th 28th, and then monthly
    5.  Product order and reorder - automated
            a.  Interface to Herbalife Ordering procedures/system
    6.  Reporting system
            a. To Individual employee for encouragement to show how they are performing against the goals they set
            b.  To the corporation at the aggregate level
                    i.  No individual information to privacy reasons
    7.  Licensee,   Account   Executive  and  Customer  Service   Representative
        management
            a.  Ensure all customers are being followed up
            b.  Orders are being placed in a timely manner
            c.  Contract renewals are followed up

We will continue to invest in our systems in order to strengthen our operating platform.

GOVERNMENTAL REGULATION


      General. We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints, as applicable, at the federal, state and local levels, including regulations pertaining to: (1) program claims and advertising, including direct claims and advertising by us, as well as claims and advertising by account executives, for which we may be held responsible; (2) our distribution system; (3) transfer pricing and similar regulations that affect the level of taxable income and customs duties; and (4) taxation of account executives, which in some instances may impose an obligation on us to collect the taxes and maintain appropriate records.

      Programs. While there have been no program sales to date by FFBI in the United States it is our intention by December 2005 to commence investigating the North American market place. If our investigations of the north American market prove to be fruitful it is our intension that we would commence program sales in 2006 in the United States.

In the United States and other markets we intend to operate in , the formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution of the Herbalife nutritional products will be subject to regulation by one or more governmental agencies, but these regulations will need to be complied with by Herbalife - prior to receipt and distribution by FFBI Account Executives and customer service representatives.



      Prior to commencing operations and prior to making or permitting sales of our programs in some international markets, we may be required to obtain an approval, license or certification from the country's relevant health agency. Where a formal approval, license or certification is not required, we may seek a favorable opinion of counsel regarding our compliance with applicable laws. Prior to entering a new market in which a formal approval, license or certificate is required, we will work extensively with local authorities in order to obtain the requisite approvals. The approval process may require us to present each program and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. The approvals may be conditioned on reformulation of our products or may be unavailable with respect to some programs or some ingredients. Product reformulation or the inability to introduce some programs or ingredients into a particular market may have an adverse effect on sales. We must also comply with program advertising, labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in our program being removed from sale in a particular market, either temporarily or permanently.


      In the United States, the FTC, which exercises jurisdiction over the advertising of our programs, has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of some of their products. These enforcement actions have resulted in consent decrees and monetary payments by the companies involved. In addition, the FTC has increased its scrutiny of the use of testimonials, which we also utilize. We cannot be sure that the FTC will not question our advertising or other operations. In November 1998, the FTC issued a guide for the dietary supplement industry, describing how the FTC applies the law that it administers to advertisements for dietary supplements. It is unclear whether the FTC will subject advertisements of this kind, including our advertisements, to increased surveillance to ensure compliance with the principles set forth in the guide.

      In some countries, regulations applicable to the activities of our account executives also may affect our business because in some countries we may be responsible for our account executives' conduct. In these countries, regulators may request or require that we take steps to ensure that our account executives comply with local regulations. The types of regulated conduct may include: (1) representations concerning our programs; (2) income representations made by us and/or account executives; (3) public media advertisements, which in foreign markets may require prior approval by regulators; and (4) sales of programs in markets in which the products have not been approved, licensed or certified for sale.


      In some markets, it is possible that improper program claims by account executives could result in our programs being reviewed or re-reviewed by regulatory authorities and, as a result, being classified or placed into another category as to which stricter regulations are applicable. In addition, we might be required to make advertising and labeling changes.

      Through our manuals, seminars and other training materials and programs, we attempt to educate our account executives and customer service representatives as to the scope of permissible and impermissible activities in each market. We also investigate allegations of account executive misconduct. However, our account executives generally are independent contractors, and we are unable to monitor directly all of their activities. As a consequence, we cannot be sure that our account executives comply with applicable regulations. Misconduct by account executives could have a material adverse effect on us in a particular market or in general.


      We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, however, require: (1) the reformulation of some products not able to be reformulated; (2) imposition of additional record keeping requirements; (3) expanded documentation of the properties of some programs; (4) expanded or different labeling; and (5) additional scientific substantiation regarding product ingredients, safety or usefulness.

      Any or all of these requirements could have a material adverse effect on our results of operations and financial condition.

      Compliance Procedures. We have instituted formal regulatory compliance measures by developing a system to identify specific complaints against account executives and to remedy any violations by account executives through appropriate sanctions, including warnings, suspensions and, when necessary, terminations. In our manuals, seminars and other training programs and materials, we emphasize that account executives are prohibited from making therapeutic claims.

      In order to comply with regulations that apply to both us and our account executives, we will conduct research into the applicable regulatory framework prior to entering a new market in order to identify all necessary licenses and approvals and applicable limitations on our operations in that market. Typically, we would conduct this research with the assistance of local legal counsel and other representatives. We also research laws applicable to account executive operations and revise or alter our account executive manuals and other training materials and programs to provide account executives with guidelines for operating a business, marketing and distributing our programs and similar matters, as required by applicable regulations in each market. We are unable to monitor our supervisors and account executives effectively to ensure that they refrain from distributing our programs in countries where we have not commenced operations.

      It is part of our business to anticipate and respond to new and changing regulations and to make corresponding changes in our operations. Although we will devote resources to maintaining our compliance with regulatory constraints in each market, we cannot be sure that (1) we would be found to be in full compliance with applicable regulations in all markets at any given time, or (2) the regulatory authorities in one or more markets will not assert, either retroactively or prospectively or both, that our operations are not in full compliance. Depending upon the severity of regulatory changes in a particular market and the changes in our operations that would be necessitated to maintain compliance, these changes could result in our experiencing a material reduction in sales in the market or determining to exit the market altogether. We cannot be sure that this transition would not have an adverse effect on our business and results of operations either in the short or long term.


COMPETITION

      We are subject to significant competition for the recruitment of account executives from network marketing organizations, including those that market weight management programs, nutritional supplements, and personal care programs, as well as other types of products. Some of our competitors are substantially larger than we are, and have available considerably greater financial resources than we have. HCG Healthcorp Group, Healthwise Australia, and Corporate
Relaxation and Wellness are direct competitors in Australia. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining account executives through an attractive compensation plan and other incentives. We believe that our bonus program and other compensation and incentive programs provide our account executives with significant earning potential. However, we cannot be sure that our programs for recruitment and retention of account executives will be successful.

      The business of marketing weight management programs, nutritional supplements, and personal care programs also is highly competitive. This market segment includes numerous manufacturers including: Omega Trend, USANA, Magnatec Inc., and other marketers, retailers and physicians that actively compete for the business of consumers. The market is highly sensitive to the introduction of new programs or weight management plans, including various prescription drugs that may rapidly capture a significant share of the market.

SALES


      Sales represent the gross sales amounts reflected on our invoices by our account executives. We receive the amount reported as "retail sales," and we monitor the actual retail prices charged for our programs. "Net sales" represent the actual purchase prices paid to us by our customers , after giving effect to account executive or customer service representative compensation which total approximately 35% of suggested retail sales prices; 50% product cost including handling and freight charges. Beginning We receive our sales price in cash, check, direct debit or through credit card payments upon execution of contract with corporations Our use of "retail sales" in reporting financial and operating data reflects the fundamental role of "retail sales" in our accounting systems, internal controls and operations, including the basis upon which account executive bonuses are paid. The retail sales price is used by us to calculate, among other things, bonuses and commissions earned by licensees and account executives. We rely upon "retail sales" data reflected in daily sales reports to monitor results of operations in each of our markets.


      The significance of our "net sales" is to reflect, generally, the prices actually received by us after deducting the basic account executive allowance and adding the handling and freight fees. The ratio of our "net sales" to "retail sales" is relatively constant because the account executive allowances and the handling fee historically represent approximately 35% and 7%, respectively, of the suggested retail sales prices. Accordingly, factors that affect "retail sales" generally have a corresponding and proportionate effect on "net sales." To the extent the ratio of "net sales" to "retail sales" varies from period to period, these variances have resulted principally from sales of our account executive kits and other literature and promotional materials.


INTERNATIONAL EXPANSION


      We plan to expand into the following countries: Japan, South Korea and North America.


EMPLOYEES


      As of March 7, 2005, we had in total 5 employees of which 4 were full-time employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into employment contracts with our employees.


INDEPENDENT ACCOUNT EXECUTIVES AND CUSTOMER SERVICE REPRESENTATIVES


      As of March 7, 2005, we have 66 registered independent account executives and customer services representatives across Australia. The account executives and customer service representatives are not our agents and have agreed to abide by our code of conduct and quality assured procedures. The code of conduct covers topics such as:

RULE 1 Representative Conduct
   o  Standard of Conduct
   o  Undesirable selling practices
   o  Maintaining reputation and image of the company
   o  Reporting violations of rules of conduct
   o  Prohibits enticement
   o Comply with the rules of conduct of Herbalife when selling nutritional products

RULE 2 Responsibilities of a Representative
   o  Ensure Service delivery and customer support
   o  Ensure Product Supply
   o  Ensure Delivery of Training
RULE 3 Selling Practices For Fit For Business products
   o  Relationship building
   o  Prohibits hard sell
   o  Directions for use of Programs
   o  Product Claims
   o  Misrepresentation of Programs or Product Registration
   o  Use of claims and testimonial guidelines
RULE 4 Use of Company Names, Trademarks and Logos
   o  Use of Company Names Trademarks and Logo
   o  Business Cards, Stationery,  Letterheads, Deposit Books
Rule 5 Advertising and Promotion
   o  Approved Advertising and Promotional Material
RULE 7 Receipt of Funds
   o  Receipt of funds
RULE 8 Violation of rules for non-Fit For Business produced sales aids or materials
   o Violation of rules for non-Fit For Business produced sales aids or materials
   o  Indemnify Fit For Business
ENFORCEMENT PROCEDURES INTRODUCTION
   o  Complaint Procedure
   o  Suspension Of A Representative
   o  Termination Or Deletion Of A Representative
   o  Procedures For Appeal Enforcement procedures
   o  Suspension of privileges
   o  Suspension of earnings
   o  Temporary or permanent suspension
   o  Termination or deletion of the representative

Our quality assured procedures cover topics such as:

MANAGEMENT COMMITMENT
   o  Quality Policy
   o  Organization & Responsibility
   o  Quality System & Planning
   o  Training
CONTINUOUS IMPROVEMENT
   o  Corrective & Preventive Action
   o  Management Review
   o  Internal Audits
   o  Analysis of Data
SALES
   o  Contract Review
OPERATIONS
   o  Operational Control
   o  Handling, Storage, Packaging, Preservation & Delivery
QUALITY CONTROL
   o  Measurement, analysis & improvement
   o  Monitoring and Measurement of process
   o  Monitoring and Measurement of product
   o  Control of Nonconformance's
PURCHASING
   o  Purchasing Process
   o  Verification of Purchased Product
   o  Evaluation of Subcontractors/Suppliers
DOCUMENTATION
   o  General
   o  Control of Records

AUSTRALIAN AND NEW ZEALAND LICENSE AGREEMENT

In August 2004, Subsidiary entered into a non-assignable license agreement with LR Global Marketing Pty Ltd. ("LR Global"). The principals of LR Global Marketing Pty Ltd are Laraine Richardson and Dianne Waghorne. The principals of LR Global Marketing Pty Ltd. are not related to the Company, or to Australia, or to its officers and directors except as described herein. Pursuant to the license agreement, LR Global has the right, for a period of ten (10) years, to the use of our logo, our web based management information system, marketing and promotional literature, processes, systems, intellectual property and attend FFBI events for the purpose of generating new customers for the Company and for recruiting Account Executives and Customer Service Representatives.

Under the terms of the license agreement, LR Global is obligated to pay $500,000 for the grant of the license. LR Global will as an independent Herbalife distributor receives a five (5%) percent commission directly from Herbalife on the sales of the Herbalife products generated by LR Global as part of any FFBI program sales. The 5% commission is a standard commission paid by Herbalife to independent distributors such as LR Global. FFBI has no influence, or agreement, as to what commissions LR Global Pty Ltd will receive from Herbalife. This is a matter entirely determined independently through LR Global Pty Ltd independent distributor agreement with Herbalife. In connection with the grant of the license agreement, Mark A. Poulsen transferred 500,000 shares of our common stock to LR Global.


To date, LR Global has paid the sum of $129,168 (AUS $165.00). LR Global was required to pay the balance of the amount owing by December 31, 2004. LR Global was in default of the terms of the License Agreement and by mutual agreement we have extended, until May 31, 2005, the time in which LR Global is required to balance owing to us.

FIT FOR BUSINESS IS ISO 9001:2000 CERTIFIED


      The International Organization for Standardization (ISO) is a worldwide federation of national standards bodies from some 100 countries, one from each country. ISO's work results in international agreements which are published as International Standards. ISO 9001:2000 provides an internationally recognized formula for running any operation where quality assurance in the provision of the service is a requirement. The requirements of the ISO 9001:2000 standard are organized into the following five sections:
   o  Quality Management System
   o  Management Responsibility
   o  Resource Management
   o  Product Realization
   o  Measurement, analysis and improvement


The Company's quality management system puts in place a system whereby quality has become part of our operation and will continually improve our services and products.

      The implementation of our quality management system was certified to the Australian/International Standard AS/NZS ISO 9001:2000, and this is the highest certification that can be awarded for a management system and will satisfy all government requirements in Australia and internationally.

      What makes up our quality management system?

         o  Quality Policy - The Management's commitment to quality
         o Quality Manual - our overall policy and interpretation of the standard
         o Detailed Work Instructions - documented procedures on how to complete specific task and training
         o Job Descriptions - specific tasking to staff members ensuring responsibility and accountability
         o  Company Forms - the approved form used within the company
         o  A procedure for recording and fixing problems
         o  A regular internal check of the system and processes
         o  A regular check by independent auditors of the system and processes



                        PATENTS OR TRADEMARKS OR LICENCES

FFBI's "Fit For Business" logo was trademarked and registered in Australia on Oct 15, 1999 for a period of ten (10) years.

FFBI does not have any other trademarks, patents or licenses.



                             DESCRIPTION OF PROPERTY

The Company does not own any real property. We presently lease office space from Mark Poulsen & Associates Pty Ltd. ("Associates"). Mark Poulsen is one of our officers and directors. The premises are located at 10/27 Mayneview Street, Milton, Australia. Associates lease terminated on November 30, 2004 and is on a month to month basis. We pay approximately 90% of the costs associated with Associates lease. This is approximately $1,383 per month. We also have an agreement with Incorp Services, Inc., located at 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada. This agreement provides us with a "virtual office program." The "virtual office program" provides us with registered agent services in Nevada (since we are a Nevada corporation) and use of certain facilities such as conference rooms and receipt of mail. We do not operate our business from this location. We will pay approximately $1,495 per year for the "virtual office program."


                                LEGAL PROCEEDINGS

Neither our parent company nor our subsidiary, or any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five per cent (5%) of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT,
                        DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth current information about our executive officers and directors


Name                  Age     Position
---------------       ----    --------------------------------------------------


Mark A. Poulsen        44     President, Chief Executive Officer and Chairman of
                              the Board of Directors


Anthony F. Head        58     Senior Vice President of Sales and Director

Prins Ralston          41     Senior Vice President and Chief Operating Officer


Sandra Wendt           35     Senior Vice President of Administration, Chief
                              Financial Officer and Principal Accounting Officer


The following table summarizes the information about our executive officers and Directors previous roles for the last five years.

                                             Date of       Date of
Name              Title/Relationship       Commencement   Cessation           Company
---------------   -----------------------  ------------   -----------   --------------------
Mark A Poulsen      Director                 December-                  Mark Poulsen &
                                                  1989      Ongoing     Associates Pty Ltd

                    Managing Director        December-                  Fit For Business
                                                  1998      Ongoing     (Australia) Pty Ltd
                    President, Chief
                    Executive Officer         January-      Ongoing     Fit For Business
                    & Chairman of the             2005                  International, Inc.
                    Board of Directors

                    Personal Assistant      September-      December-   Mark Poulsen &
                    and Chief                     1996          1998    Associates Pty Ltd
                    Financial Officer

                    Chief Financial          December-      Ongoing     Fit For Business
                    Officer                       1998                  (Australia) Pty Ltd

Sandra Wendt        Vice President of
                    Administration,           January-      Ongoing     Fit For Business
                    Chief                         2005                  International,Inc.
                    Financial Officer
                    and Principal
                    Accounting Officer

Anthony Head        Sales  Director          July 2001      Ongoing      Fit For Business
                    Senior Vice                                          (Australia) Pty Ltd

                    President of Sales        January-      Ongoing      Fit For Business
                    & Director                    2005                   International, Inc.


Prins Ralston       Managing Director        December-      July 2001    Nexus Energy Limited.
                                                  1993

                    Partner                  July 1999      February-    Clayton Utz Solicitors
                                                                 2001    and Lawyers

                    Group General Counsel    November-      November-    Ingeus Limited.
                    and Company Secretary        2001            2004

                    Senior Vice President     January-      Ongoing      Fit For Business
                    and Chief Operating          2005                    (Austrlaia) Pty Ltd &
                                                                         Fit For Business
                                                                         International, Inc.

Mark A. Poulsen is our President, Chief Executive Officer and Chairman of the Board of Directors. Mark started his career as an apprentice carpenter in 1976 in the construction industry. He soon started his own marketing and distribution company Mark Poulsen & Associates Pty Ltd, on December 6, 1989, distributing Herbalife products. He has traveled extensively for Herbalife, training over 850,000 individuals from all over the world in areas ranging from sales and marketing, promotion, administration, leadership, life enhancement, and personal development. After 20 years as an independent Herbalife distributor, he could see the market place was changing and could see a need for not only improving corporate health but a real answer to the growing overweight and obesity issues. He commenced development of the Fit For Business concept in 1998. He has spent the last seven years enhancing the Fit for Business concept and programs while continuing his involvement with Herbalife.


Since 2000, Mark has spent the last 5 years building and developing Fit For Business (Australia) Pty Ltd, while still maintaining his Herbalife retail business (Mark Poulsen & Associates Pty Ltd). As Managing Director, his duties include recruiting and building sales networks in approximately 35 countries.

Anthony (Tony) F. Head is our Senior Vice President of Sales and Director. Tony graduated from Monford Sales Personnel Melbourne, he has also completed various courses in Selling & Sales. He has studied Marketing, Lithographic Arts and Computer Technology. Tony started his career in advertising, but soon realized that his vocation was in sales. Commencing his sales career with Cadbury Confectionary in 1978, he moved through the chain of management to taking on career paths inside the organization included marketing and administration roles. Tony moved into the Direct Selling Industry in 1984 working for Shaklee Australia, a large vitamin supplement and cosmetic company. He was responsible for the coordination of Regional Sales Leaders. He then joined Mary Kay Cosmetics from 1986 to 1993 as their Sales Development Director, responsible for recruitment, motivation and education of consultants, presentations, new product launches and public relations. He then joined Herbalife International Inc. as their Director of Communications and Sales for Pacific Rim. Over the next 6 years he was responsible for sales of Herbalife products in: Taiwan, Thailand, Philippines, Indonesia, Japan, South Korea, and Australia.

Tony Head worked for Herbalife International from 1993 to January 1999. His position was Director of Communications and Sales for the Pacific Rim. His main responsibilities were liaison with Herbalife Distributors, Event Coordination and Reporting. In 2001, he started working for Fit For Business Australia (Pty) Ltd on a consulting basis. He has helped build and train the sales team, prepare presentations and event coordination.


Prins Ralston is our Senior Vice President and Chief Operating Officer. Mr. Ralston holds the degrees of : Bachelor of Business Computing, Bachelor of Business Accounting, Bachelor of Laws and Master of Laws. Mr. Ralston is a Certified Practicing Accountant in Australia. Mr. Ralston is a Fellow of the Australian Society of Certified Public Accountants, Australian Institute of Company Directors and the Australian Computer Society. Mr. Ralston is also an admitted Barrister and Solicitor of the Supreme courts of the Northern Territory and Queensland, in Australia.

Mr. Ralston was the General Counsel and Company Secretary of Ingeus Limited (Public unlisted Company in Australia) and its group of companies (which included recruitment company - Clements Recruitment Pty Ltd, corporate health and occupational health and rehabilitation provider - Inergise Australia Pty
Ltd, outsourced government unemployment services provider - Work Directions Australia, UK , France and training provider- Invisage Australia Pty Ltd)from 2001 to 2004. Mr. Ralston was a National Partner of the Australian legal firm Clayton Utz from 1999 to 2001. In 2001, he resigned as the Managing Director of an Australian Stock Exchange Listed company, Nexus Energy Limited (Australian Stock Exchange: NXS). Mr Ralston was a Director of Nexus Energy Limited from 1993 to 2001.


Mr.  Ralston  has  a  significant   industry   profile  being  the  Chairman  of
Publications  of  the  UNESCO  based  International  Federation  of  Information
Processing  (IFIP) as well as  having  been  Vice  President  of IFIP and a past
President of the Australian  Computer  Society and the South East Asian Computer
Confederation.


Sandra Wendt is our Senior Vice President of Administration, Chief Financial
Officer and Principal  Accounting Officer.  Sandra graduated from high school in
1978, and immediately began working in a stockbroker's  office,  working her way up to  international  settlements  and accounts  department.  She then worked in office management for a real estate office,  managing their office,  and rentals list,  dealing  with  trust  accounts  and  leases.  She  then  moved  into  the
Superannuation   Industry,   working  her  way  up  from  Accounts,   to  Senior
Administrator  of  their  in-house   Employer   Superannuation   Fund,  and  was
responsible for over 200 employers and 4,000 employees. Sandra was then promoted to oversee this position as Assistant

Manager  with over 25 staff under supervision.  She started  working for Mark A.
Poulsen and Associates Pty Ltd. in 1996; with duties in office management, training and accounting. She attended courses in Web Development and data base design and management, and has used both these skills to her advantage, she has developed business planning, cash flow reporting, budgeting and forecasting, cash management and client liaison skills. She has developed accounting procedures and is responsible for the financial control (managing cash flow, budgets, income and expense reports and financial and tax reporting) for Kamaneal Investments Pty Ltd and Mark Poulsen & Associates Pty Ltd.. She has the task of budget forecasting as well as account management on a daily basis. She has also developed and implemented the IS0 9000 :2000 system and maintains this as the Quality Manager of the Company.

PROMOTERS

Jason Farrell and Dawn Farrell were our founders and, therefore, are deemed to be our promoters.


                             EXECUTIVE COMPENSATION


The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the last three fiscal years, for our President and for each of our other executive officers (the "Named Executive
Officers")  whose  compensation on an annualized  basis is anticipated to exceed
$100,000 during fiscal 2005.


                           SUMMARY COMPENSATION TABLE


                       ANNUAL COMPENSATION                LONG TERM COMPENSATION       SECURITIES
                                                                    RESTRICTED         UNDERLYING
NAME AND PRINCIPAL    FISCAL                            ANNUAL        STOCK             OPTIONS         ALL OTHER
POSITION              YEAR          SALARY   BONUS   COMPENSATION    AWARDS         (NO. OF SHARES)   COMPENSATION
--------              ----          ------   -----   ------------    ------          --------------   ------------


1.   Mark Poulsen     2004        $288,986     0       $288,986         0                  0
                      2003        $   0        0           0            0                  0
2.   Tony Head        2004        $ 77,063     0       $ 77,063         0                  0
                      2004        $   0        0           0            0                  0
3.   Prins Ralston    2004        $131,007     0       $131,007         0                  0
                      2004        $   0        0           0            0                  0
4.   Sandra Wendt     2004        $ 42,385     0       $ 42,385         0                  0
                      2004        $   0        0           0            0                  0


Compensation of Directors

Our directors will not receive compensation for services provided as a member of our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.


Employment Agreements

We presently have entered into the following employment agreements with our management personnel to retain their services. The employment agreements were all entered into on November 29, 2004. However, all of the employees commenced their work for us in 2005. Therefore, no salaries accrued prior to January 2005:

We entered into an employment agreement with Mark A. Poulsen to serve as our President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of $289,986 for services. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of our common stock on the over-the-counter bulletin board. This bonus was awarded on the basis that Mr. Poulsen would not have drawn a salary from the inception of him founding the Fit for Business Australia Pty Ltd. in December 1998. Mr. Poulsen's employment agreement does not contemplate the payment of any other bonuses.

We entered into an employment agreement with Prins Ralston to serve as our Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of $131,007. He shall receive an annual bonus of $14,782 if we meet our budget each fiscal year. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of our common stock under an option plan, when and if established. Mr. Ralston services were acquired through one of the largest recruiting companies in Australia and the world, Hudson Global Resources, who have office world wide. Hudson Global Resources undertook a extensive global search and advertising campaign to generate a short list of candidates, from which Mr. Ralston was selected following an exhaustive series of tests and interviews. We will be obligated to pay a recruiting fee for the placement of Mr. Ralston to Hudson Global Resources amounting to approximately $21,100. Mr. Ralston has no affiliation with Hudson Global Resources other than that he was placed at Ingeus Limited, his previous employer, by them.

We entered into an employment agreement with Anthony F. Head to serve as our Senior Vice President of Sales. Mr. Head is also our Director. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of $77,063. He shall receive an annual bonus of $11,086 if we meet our budget each fiscal year. He will also be paid 5 percent of the value of each country or geographic-area license sold.

We entered into an employment agreement with Sandra Wendt to serve as our Vice President of Administration, Chief Financial Officer and Principal Accounting Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of $42,385. She shall receive an annual bonus of $3,695 if we meet our budget each fiscal year.


                                  STOCK OPTIONS

To date, we have not granted any stock options to our directors or officers. Pursuant to an employment agreement, Prins Ralston is entitled to 30,000 shares of our stock, which shares have not yet been issued. On July 25, 2004 we issued 2,000,000 options to purchase common shares to Fort Street Equity Inc. in consideration for $10,000 or $0.005 per option. The options grant Fort Street Equity Inc. the right to purchase 2,000,000 common shares of our stock at the greater of the market price, as determined under the agreement, less a discount of 40%, or $0.50 per share. The options expire on December 31, 2005.

We have not issued any stock options to any officers, directors or staff.

                             PRINCIPAL STOCKHOLDERS


The following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over more than 5% of voting rights attached to the shares of our common stock both prior to the Offering and after giving effect to the Offering and the exercise of the options being registered in this Registration Statement:



Name and Address                     Amount and Nature   Percent of    Percent
of Beneficial Owner                  of Beneficial       Class (4)(5)  of Class
                                     Ownership                         including
                                                                       Preferred
                                                                       Shares(6)
--------------------------------------------------------------------------------
Mark A. Poulsen                      13,780,000(1)         66.03%       89.99%
10/27 Mayneview Street
Milton, Queensland, Australia

Anthony F. Head                         275,000(2)          1.32%        0.39%
18 Ti Tree Grove
Mornington, Victoria, Australia

Sandra Wendt                            100,000             0.48%        0.14%
30 Cambridge Crescent
Forest Lake, Queensland, Australia

Prins Ralston                              0                  0            0
10/27 Mayneview Street
Milton, Queensland, Australia

Fort Street Equity, Inc.              1,776,500(3)          8.51%        2.51%
Box 866
George Town, Grand Cayman Islands

Executive Officers and               14,155,000            67.82%       90.52%
Directors as a Group
(4 Persons)


(1) Includes 10,700,000 shares issued to Kamaneal Investments Pty Ltd as trustee for Mark Poulsen Family Trust;1,540,000 issued to Mark Poulsen; 1,540,000 issued to Karen Poulsen.
(2) Includes 25,000 shares held by Brenda Head, Anthony Head's wife.

(3) Mitchell Stough is the principal of Fort Street Equity, Inc. Fort Street owns 914,000 shares, Mitchell Stough owns 750,000 shares and Kellie Stough, Mitchell's wife, owns 112,500 shares. (4) Based on 20,870,000 shares of common stock issued and outstanding as of April 30, 2005.

(5) Excludes 1,000,000 Series "A" Preferred Shares held by Mark A. Poulsen, each preferred share having the right to 50 votes in annual or special meeting of shareholders.

(6) Based on 70,870,000 shares of common stock issued and outstanding as of April 30, 2005 assuming Mr. Poulsen's 1,000,000 Series "A" Preferred Shares have been converted into 50,000,000 common shares.


                                    DILUTION

As of December 31, 2004, the Company had a pro forma net tangible book value of approximately $984,431, or $0.04 per share of common stock outstanding, after giving effect to the assumed exercise of 2,000,000 options held by Fort Street
Equity, Inc. to acquire a like number of shares of Common Stock. Net tangible book value equals the tangible net worth of the Company (total tangible assets less total liabilities) divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of shares of Common
Stock at various levels of proceeds as presented in this Offering at the initial offering price of $1.50 per share, after deducting the estimated Offering expenses (of which $53,100 of related expenses have been paid prior to December
31, 2004), the pro forma net tangible book value of the Company and amount per share as of December 31, 2004, would have been approximately as presented in the table below. The following table shows the immediate increase in pro forma net tangible book value to current stockholders and an immediate dilution to new investors. The following table illustrates the per share dilution at various levels of proceeds from the Offering:

                                                           Assumed Net Proceeds Raised Under Offering
                                                       -------------------------------------------------
                                                       $4,400,000   $2,700,000   $1,200,000   $  700,000
                                                       ----------   ----------   ----------   ----------
Assumed initial public offering price per share (1)        $ 1.50       $ 1.50       $ 1.50       $ 1.50
                                                       ----------   ----------   ----------   ----------
Pro forma net tangible book value before the Offering        0.04         0.04         0.04         0.04
Increase attributable to new investors                       0.17         0.11         0.05         0.03
                                                       ----------   ----------   ----------   ----------
Pro forma net tangible book value after the Offering         0.21         0.15         0.09         0.07
                                                       ----------   ----------   ----------   ----------
Dilution per share to new investors                        $ 1.29       $ 1.35       $ 1.41       $ 1.43
                                                       ==========   ==========   ==========   ==========

----------------------------------------------------
(1) Represents the initial public offering price per share of Common Stock before deducting Offering expenses payable by the Company.

The following table summarizes, immediately prior to the Offering, the difference between existing stockholders and investors in the Offering with respect to the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price paid per share of Common Stock, before the deduction of Offering expenses:




                            [See table on next page].

                                 Assumed Net Proceeds Raised Under Offering
                           -----------------------------------------------------
                           $ 4,400,000   $ 2,700,000   $ 1,200,000   $   700,000
                           -----------   -----------   -----------   -----------
Shares Purchased:
  Existing stockholders     22,870,000    22,870,000    22,870,000    22,870,000
  New Investors              3,000,000     1,866,667       866,667       533,333
                           -----------   -----------   -----------   -----------
     Totals                 25,870,000    24,736,667    23,736,667    23,403,333
                           ===========   ===========   ===========   ===========
Percentage:
  Existing Stockholders            88%           92%           96%           98%
  New Investors                    12%            8%            4%            2%
                           -----------   -----------   -----------   -----------
     Totals                       100%          100%          100%          100%
                           ===========   ===========   ===========   ===========
Total Consideration:
  Existing stockholders    $ 1,020,870   $ 1,020,870   $ 1,020,870   $ 1,020,870
  New Investors              4,500,000     2,800,000     1,300,000       800,000
                           -----------   -----------   -----------   -----------
     Totals                $ 5,520,870   $ 3,820,870   $ 2,320,870   $ 1,820,870
                           ===========   ===========   ===========   ===========

Percentage:
  Existing Stockholders            18%           27%           44%           56%
  New Investors                    82%           73%           56%           44%
                           -----------   -----------   -----------   -----------
     Totals                       100%          100%          100%          100%
                           ===========   ===========   ===========   ===========
Average Price Per Share:

  Existing Stockholders         $ 0.04        $ 0.04        $ 0.04        $ 0.04
  New Investors                   1.50          1.50          1.50          1.50



The foregoing table reflects the exercise of 2,000,000 options held by Fort Street Equity, Inc. to purchase a like number of shares of Common Stock at an assumed purchase price of $0.50 per share.


                              SELLING STOCKHOLDERS


We are registering 1,784,000 shares of our common stock by our selling security holders and a further 2,000,000 shares of our common stock are offered in connection with the conversion of outstanding options based on the resale of the shares issued in the conversion. The following table sets forth the name of each Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holders as of April 29, 2005, and the number of shares being offered by each Selling Security Holder. None of the selling security holders listed below are broker-dealers or affiliates of broker-dealers.


--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
  Name of Selling Stockholder        Shares of       Percent of    Shares of Common     Number of      Percent of Shares
                                    Common Stock       Common      Stock to be sold       Shares          owned after
                                   Owned Prior to      Shares       in the Offering    owned after        Offering (3)
                                    the Offering    Owned Prior                        the Offering
                                                       to the
                                                     Offering (1)
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Junay  Pty Ltd  Trustee  for (KL
Notaras Family Trust) (4)               95,000             *              95,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------

Mushroom  Systems  International        15,000             *              15,000              0                 0
Pty Ltd (10)

--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Dean Harrison Family Trust (5)          30,000             *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------

Jaroluin Pty Ltd (11)                   30,000             *              30,000              0                 0

--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Leigh Troy                              30,000             *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Kendal Robinson                         15,000             *              15,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Mark Hoey                               120,000            *             120,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------

GL Ray Enterprises (12)                 15,000             *             150,000              0                 0

--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Roan Lee                                30,000             *              30,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
The   Credence    Superannuation        60,000             *              60,000              0                 0
Fund (6)
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Vexa Superannuation Fund (7)            20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Boyana & Dragan Aralica                 10,000             *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Heather Kraus                           10,000             *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Wibcara  Pty Ltd As Trustee  For        10,000             *              10,000              0                 0
Kraus Superannuation Fund (8)
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Maria Corry                             20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Clifford Henkel                         20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Helen Hughes                            40,000             *              40,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Linda Wild                              70,000             *              70,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Ann Maree Wood                          10,000             *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Walter Puawai McDermott                 20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Zainon Binte Ismail                     10,000             *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
James   &   Joan    Stewart   as
Trustees  of the R  Stewart  Pty
Ltd Superannuation Fund  (9)            40,000             *              40,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Maxwell Spackman                        10,000             *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Benjamin David Spackman                 20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Lily Lee Lee Lee                        20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Roslina Binte Mohamed Sa'ad             20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Robert E. & Valda J. Bradley            20,000             *              20,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Donald Howell Wild                      50,000             *              50,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Denise Linsley-Hayles                   10,000             *              10,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Wayne Jobson                            40,000             *              40,000              0                 0
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------
Fort Street Equity, Inc. (2)         1,776,500           8.51%         2,914,000           862,500           3.33%
--------------------------------- ----------------- ------------- -------------------- ------------- ---------------------

      * - Less than 1%
     (1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 20,870,000 shares issued and outstanding as of April 29, 2005.
     (2) Fort Street Equity, Inc. owns 2,000,000 options which may be converted into 2,000,000 shares of our common stock. Up to 2,000,000 of such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering. Mitchell Stough is the beneficial owner. Fort Street Equity, Inc. holds 914,000 shares; Mitchell Stough owns 750,000 shares and Kellie Stough, Mitchell's wife owns 112,500 shares.
     (3) Based on 25,870,000 shares issued and outstanding including the 2,000,000 options held by Fort Street Equity, Inc. and the 3,000,000 shares to be offered hereunder.

     (4) The beneficial owners who have voting and investment control are John Kriedemann and Kathleen Notaras.
     (5) The beneficial owner who has voting and investment control is Dean Harrison.
     (6) The beneficial owners who have voting and investment control are Mark and Beverly Sullivan.
     (7) The beneficial owners who have voting and investment control are Larisa Markiza Olszewaka and Nicole Louise Lawrence.
     (8) The beneficial owners who have voting and investment control are Peter and Heather Kraus.
     (9) The beneficial owners who have voting and investment control are James and Joan Stewart.
     (10) The beneficial owner who has voting and investment control is Warrick Prince.
     (11) The beneficial owner who has voting and investment control is Inez Hanson.
     (12) The beneficial owner who has voting and investment control is Graham Ray.


                         Shares Eligible for Future Sale


As of April 29, 2005 there are no shares of common stock currently issued and outstanding which are freely tradable without restrictions under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of our then outstanding shares of common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about us. Our non-affiliates, who have held their restricted shares for two years are entitled to all their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with us, may not be sold in reliance on Rule 144.

We are not quoted on the Over-the-Counter Bulletin Board. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of our common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of our common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of our common stock under rule 144 could adversely affect prevailing market prices for our securities.


                              PLAN OF DISTRIBUTION

The offering of a maximum of 3,000,000 of our common shares is being made on a self-underwritten basis by us through Mark Poulsen and Prins Ralston, our officers and director who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Messrs. Poulsen and Ralston will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Messrs. Poulsen and Ralston are the only persons that plan to sell our shares of common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) at the time of participation, will not be an associated person of a broker or dealer; and (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

Our Selling Security Holders may offer their shares during our offering. The Selling Security Holders may sell some or all of their shares immediately after they are registered. There is no restriction on the Selling Security Holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the Selling Security Holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.


The selling  stockholders  will sell their common stock at the following prices:
(i)$.50 per Share for selling security holders that had a promissory note conversion of $.50 per share (450,000 shares); (ii) )$.33 per Share for selling security holders that had a promissory note conversion of $.33 per share (420,000 shares); and (iii) $.005 per Share for selling security holders that had a conversion price for options of $.005 per share (2,000,000 shares). This shall occur until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.


The selling option holder shares may be sold or distributed from time to time by the selling optionholder or by pledges, donees or transferees of, or successors in interest to, the selling optionholder, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,

     o transactions involving cross or block trades on any securities or market where our common stock is trading,

     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.


We will not receive any proceeds from the sale of the shares of the Selling Security Holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.


We have informed the Selling Security Holders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On September 14, 2004, we acquired all of the issued and outstanding shares of Subsidiary from Mark A. Poulsen and Mark Poulsen & Associates Pty Ltd. in exchange for 15,000,000 shares of our common stock and 1,000,000 shares of our Series "A" preferred stock which were issued to Mark A. Poulsen and to Mark Poulsen & Associates Pty Ltd. Mark A. Poulsen subsequently transferred the following common shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933:


         Sandra Wendt (employee)                                100,000
         Brenda Head (employee)                                  25,000
         Jim Cooper (employee)                                   25,000
         Wayne Hoskin (former director)                          15,000
         Tony Head & Associates Pty Ltd. (director)             250,000
         Andrew Flannigan (former employee)                      30,000
         Evan Kalaitzis (independent contractor)                 10,000

         Total                                                  455,000

In addition, Mark A. Poulsen transferred shares to the following persons and Corporations in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933:


         ------------------------------------ -----------------------------
         Donald Howell Wild                               40,000
         ------------------------------------ -----------------------------
         LR Global Marketing Pty. Ltd.                   500,000
         ------------------------------------ -----------------------------
         Kellie Stough                                   112,500
         ------------------------------------ -----------------------------
         Louise Murray                                   112,500
         ------------------------------------ -----------------------------

         ------------------------------------ -----------------------------
         Total
         ------------------------------------ -----------------------------


On August 25, 2004, Fit For Business (Australia) Pty Limited entered into a License Agreement (the "Agreement") with LR Global Marketing Pty Ltd. ("LR Global"), an Australian Corporation acting as trustee for Fit For Business Australia/New Zealand Trust (the "trust"). The principals of LR Global Marketing Pty Ltd are Laraine Richardson and Dianne Waghorne, and the beneficiaries of the trust are Laraine Richardson and Dianne Waghorne. The principals of LR Global Marketing Pty Ltd. and the beneficiaries of the trust being the same persons are not related to the Company, or to Australia, or to its officers and directors except as described herein. Under the terms of the Agreement, LR Global has been granted a non-assignable license to represent Fit For Business (Australia) Pty Limited within Australia and New Zealand for a term of ten (10) years in consideration for the payment of a licensing fee in the amount of USD $500,000. Pursuant to the terms of the Agreement, LR Global may use the Company's logo our web based management information system, marketing and promotional literature, processes, systems, intellectual property and attend FFBI events, for the purpose of generating new customers for the Company and for recruiting Account Executives and Customer Service Representatives. Subsequent to the share exchange transaction of Sept 14, 2004, Mark A. Poulsen transferred 500,000 common shares to LR Global. To date, LR Global has paid USD $121,968 and we have agreed to extend until May 31, 2005 the deadline for the payment of the balance of the amount owing to us.


Mitchell Stough is the principal of Fort Street Equity Inc. ("Fort Street"). Fort Street entered into an option agreement with us and has the option to purchase up to 2,000,000 shares of our common stock. In addition, Kellie Stough, the spouse of Mitchell Stough, holds 112,500 shares of our common stock. The shares were transferred to Kellie Stough by Mark Poulsen in consideration for consulting services by Mitchell Stough provided to Subsidiary. In addition, Fort Street Equity Inc. holds 914,000 common shares, and Mitchell Stough holds a further 750,000 shares.

Mark A. Poulsen also transferred 40,000 shares to Mr. Donald Wild. Mr. Wild has assisted Subsidiary in raising capital and has also purchased convertible promissory notes ($10,000).

We presently lease office space from Mark Poulsen & Associates Pty Ltd. Mr. Poulsen is one of our officers and directors.

Mark Poulsen & Associates Pty Ltd is a company which Mark A Poulsen is a Director of and through which he runs his Herbalife distributorship. Herbalife runs a network marketing system. Mark Poulsen & Associates Pty Ltd directly receives 5% commission from Herbalife, dependant on the volume of the nutritional products sold through distributors who have been sponsored by Mark Poulsen & Associates Pty Ltd directly or indirectly through distributors in his network.

Currently, Mark Poulsen & Associates Pty Ltd has 21 distributors that it has sponsored under the Herbalife networking systems that are signed up as independent FFBI account executives (16) and customer service representatives
(5). As such Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen and Associates Pty Ltd that have resulted from commissions paid to Mark A. Poulsen and Associates Pty Ltd from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives. This is a conflict of interest and may result in his allegiance being swayed.

Mark Poulsen & Associates Pty. Ltd. is an Australian private entity and a shareholder. It is wholly owned by Mark A. Poulsen, our President and Chief Executive Officer of the Company. As of December 31, 2004, the Company was owed $1,605 by this entity.

Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, our President and Chairman, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of December 31, 2004, we owed $827 to this entity for advances.

As of December 31, 2004, we owed $381 to Mark A. and Karen Poulsen for expenses incurred on behalf of us. Mr. Poulsen is our President and Chairman.

Donald Howell Wild, a former note holder and current stockholder, is the uncle of Linda Wild, also a former note holder and current stockholder. In addition, Mr. Wild is the father of Laraine Richardson, a principal in L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement us on August 24, 2004. Mr. Wild also assisted us with the private placement of the notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wild's services were valued at $20,000. The liability to Mr. Wild was satisfied by the transfer of 40,000 shares of our common stock directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, at a value of $.50 per share. We credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

We completed a private placement of promissory notes to thirty individuals and entities with proceeds equaled $365,000, and subsequently converted the promissory notes to 870,000 shares of our common stock. Of the thirty individuals and entities that subscribed to the private placement offering, twelve parties are considered both account executives (part of our independent marketing group) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen is also an independent Herbalife distributor.


CONFLICT OF INTEREST

The Board of FFBI adopted a conflict of interest policy on January 4, 2005. Under the policy, a conflict that has been noted is that:

Mark Poulsen & Associates Pty Ltd is a company which Mark A Poulsen is a Director of and through which he run his Herbalife distributorship. Herbalife runs network marketing systems under Mark Poulsen & Associates Pty Ltd and it directly receives 5% of income from Herbalife, dependant on the volume of the nutritional products sold through distributors who have been sponsored by Mark Poulsen & Associates Pty Ltd.

Currently, Mark Poulsen &
Associates Pty Ltd has 21
distributors that it has sponsored under the Herbalife networking systems that are also independent FFBI account executives (16) and customer service representatives (5). As such Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen and Associates Pty Ltd that have resulted from commissions paid to Mark A. Poulsen and Associates Pty Ltd from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives.

                           DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.


Common Stock

We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. As of April 29, 2005, we had 20,870,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.


Preferred Stock


We are authorized to issue up to 10,000,000 shares of $.001 par value preferred stock. As of April 29, 2005, we have issued 1,000,000 preferred shares to Mark Poulsen. Each of the preferred shares carry no dividend rights, no liquidation rights, no pre-emptive rights, no conversion rights and no redemption rights but carry 50 votes in general and special meetings. The remaining 9,000,000 preferred shares have not been issued. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.


Options

On July 25, 2004, we issued a total of 2,000,000 options to Fort Street Equity, Inc., which options we are registering under this prospectus. Each option provides the option holder the right to purchase one share of our common stock at the greater of:

     (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or

     (2) $0.50 per share. The options can be exercised at any time until December 31, 2005. To date, no options have been exercised.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and the three month interim period subsequent to September 30, 2004, there have been no disagreements with Davis Accounting Group P.C., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is NW Securities Transfer Agent and Registrar Inc., 14780 SW Osprey Drive, Suite 240, Beaverton Oregon, 97009.


                                    EXPERTS

The financial statements included in this prospectus have been audited by Davis Accounting Group, P.C., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003




Financial Statements-

   Balance Sheet as of December 31, 2004 (Unaudited).........................F-2

   Statements of Operations and Comprehensive (Loss) for the
     Three-month Periods Ended December 31, 2004, and 2003, and
     Cumulative from Inception (Unaudited)...................................F-3

   Statements of Cash Flows for the Three-month Periods Ended December 31,
     2004, and 2003, and Cumulative from Inception (Unaudited)...............F-4

   Notes to Financial Statements for the Periods
     Ended December 31, 2004, and 2003 (Unaudited)...........................F-6

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET (NOTE 2)
                             AS OF DECEMBER 31, 2004
                                   (Unaudited)

                                     ASSETS
                                     ------
                                                                       2004
                                                                     ---------
Current Assets:
  Cash and cash equivalent                                           $  68,528
  Accounts receivable-
    License fee                                                        382,250
    Related party - Mark Poulsen & Associates Pty. Ltd.                  1,605
    Other                                                                  730
  Inventory                                                              1,923
                                                                     ---------
              Total current assets                                     455,036
                                                                     ---------
Property and Equipment:
  Office and computer equipment                                          1,856
  Web site development costs                                             5,071
                                                                     ---------
                                                                         6,927
  Less - Accumulated depreciation and amortization                      (4,427)
                                                                     ---------
                                                                         2,500
  Software development in progress                                      21,520
                                                                     ---------
              Net property and equipment                                24,020
                                                                     ---------
Other Assets:
  Trademark                                                                234
  Less - Accumulated amortization                                         (123)
  Deferred offering costs                                               53,100
                                                                     ---------
              Total other assets                                        53,211
                                                                     ---------

Total Assets                                                         $ 532,267
                                                                     =========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                 ---------------------------------------

Current Liabilities:
  Accounts payable - trade                                           $  34,161
  Accrued liabilities                                                   30,130
  Loans from related parties                                             1,208
  Deferred revenue - License fee                                       482,337
                                                                     ---------
              Total current liabilities                                547,836
                                                                     ---------
              Total liabilities                                        547,836
                                                                     ---------
Commitments and Contingencies

Stockholders' (Deficit):
  Preferred stock, par value $.001 per share; 10,000,000 shares
              authorized; 1,000,000 shares issued and outstanding        1,000
  Common stock, par value $.001 per share; 100,000,000 shares
              authorized; 20,870,000 shares issued and outstanding      20,870
  Additional paid-in capital                                           603,327
  Accumulated other comprehensive (loss)                               (69,001)
  (Deficit) accumulated during the development stage                  (571,765)
                                                                     ---------
              Total stockholders' (deficit)                            (15,569)
                                                                     ---------
Total Liabilities and Stockholders' (Deficit)                        $ 532,267
                                                                     =========

               The accompanying notes to financial statements are
                     an integral part of this balance sheet.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                        FOR THE THREE-MONTH PERIODS ENDED
           DECEMBER 31, 2004, AND 2003, AND CUMULATIVE FROM INCEPTION
                  (DECEMBER 14, 1998) THROUGH DECEMBER 31, 2004

                                                             3 Months Ended
                                                               December 31,            Cumulative
                                                      ----------------------------        From
                                                           2004            2003         Inception
                                                      ------------    ------------    ------------
                                                       (Unaudited)     (Unaudited)     (Unaudited)
Revenues:
  Revenues from sales and license fee ($12,500 from
   related party license fee in 2004)                 $     15,820    $       --      $     25,996
                                                      ------------    ------------    ------------
       Total revenues                                       15,820            --            25,996
                                                      ------------    ------------    ------------
Cost of Goods Sold:
  Cost of goods sold                                         2,266            --             6,726
                                                      ------------    ------------    ------------
Gross Profit                                                13,554            --            19,270
                                                      ------------    ------------    ------------
Expenses:
  General and administrative                                99,304           3,029         578,659
                                                      ------------    ------------    ------------
       Total general and administrative expenses            99,304           3,029         578,659
                                                      ------------    ------------    ------------
(Loss) from Operations                                     (85,750)         (3,029)       (559,389)
Other Income (Expense)                                         322          (1,251)        (12,376)
Provision for income taxes                                    --              --              --
                                                      ------------    ------------    ------------
Net (Loss)                                            $    (85,428)   $     (4,280)   $   (571,765)
                                                      ------------    ------------    ------------
Comprehensive (Loss):
  Australian currency translation                           (1,094)        (32,799)        (69,001)
                                                      ------------    ------------    ------------
Total Comprehensive (Loss)                            $    (86,522)   $    (37,079)   $   (640,766)
                                                      ============    ============    ============
(Loss) Per Common Share:
  (Loss) per common share - Basic and Diluted         $      (0.00)   $      (0.00)
                                                      ============    ============
Weighted Average Number of Common Shares
  Outstanding - Basic and Diluted                       20,870,000       5,000,000
                                                      ============    ============



               The accompanying notes to financial statements are
                     an integral part of this balance sheet.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
         FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2004, AND 2003,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                            THROUGH DECEMBER 31, 2004

                                                                  Three Months Ended
                                                                      December 31,          Cumulative
                                                              --------------------------        From
                                                                  2004           2003        Inception
                                                              -----------    -----------    -----------
                                                              (Unaudited)    (Unaudited)    (Unaudited)
Operating Activities:
   Net (loss)                                                 $   (85,428)   $    (4,280)   $  (571,765)
   Adjustments to reconcile net (loss) to net cash provided
     by (used in) operating activities:
      Depreciation and amortization                                   863            593          4,550
      Write-off of deferred offering costs                           --             --           77,000
      Employee compensation paid by issued shares                    --           31,300        220,000
      Consulting and other services paid by issued shares            --             --           25,000
      Interest on promissory notes converted to equity               --             --           12,647
        Changes in net assets and liabilities-
          Accounts receivable                                      47,320           (163)       117,020
          Inventory                                                   940           --           (1,923)
          Accounts payable - trade                                 31,724           --           34,161
          Other accrued liabilities                               (11,166)          --           30,130
          Deferred revenue - License fee                          (12,500)          --          (17,663)
                                                              -----------    -----------    -----------

Net Cash Provided by (Used in) Operating Activities               (28,247)        27,450        (70,843)
                                                              -----------    -----------    -----------

Investing Activities:
  Purchases of computer and office equipment                       (1,642)          --           (1,856)
  Payment for Australian trademark                                   --             --             (234)
  Expenditures for web site development costs                        (412)          (468)        (5,071)
  Expenditures for software development in progress               (15,004)          --          (21,520)
                                                              -----------    -----------    -----------

Net Cash (Used in) Investing Activities                           (17,058)          (468)       (28,681)
                                                              -----------    -----------    -----------

Financing Activities:
  Proceeds from the issuance of convertible notes                    --          105,000        365,000
  Checks in excess of bank balance                                   --             (420)          --
  Stock options issued for cash                                      --             --           10,000
  Net payments to related parties                                 (59,992)       (11,499)          (397)
  Loan from former director paid by issued shares                    --           12,742         (7,500)
  Payment of deferred offering costs                                 --         (100,000)      (130,100)
  Proceeds from the issuance of capital stock                        --             --               50
                                                              -----------    -----------    -----------

Net Cash Provided by (Used in) Financing Activities               (59,992)         5,823        237,053
                                                              -----------    -----------    -----------

Effect of Exchange Rate Changes on Cash                            (1,094)       (32,799)       (69,001)
                                                              -----------    -----------    -----------

Net Increase (Decrease) in Cash                                  (106,391)             6         68,528

Cash - Beginning of Period                                        174,919             55           --
                                                              -----------    -----------    -----------

Cash - End of Period                                          $    68,528    $        61    $    68,528
                                                              ===========    ===========    ===========

               The accompanying notes to financial statements are
                     an integral part of this balance sheet.

                                      F-4

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
         FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2004, AND 2003,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                            THROUGH DECEMBER 31, 2004
                                   (Unaudited)

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                                                  $      --      $      --      $      --
                                                              ===========    ===========    ===========
    Income taxes                                              $      --      $      --      $      --
                                                              ===========    ===========    ===========


Supplemental Information of Noncash Investing and Financing Activities:

    On September 14, 2004, the Company entered into an Exchange Agreement with FFB Australia whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

    On September 20, 2004, the Company issued 420,000 shares of common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest.

    On September 29, 2004, the Company issued 450,000 shares of common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest.

    On  September  14,  2004,  accrued  employee  compensation  of $220,000  was
    satisfied  by  the  issuance   440,000   shares  of  common  stock  provided
    personally by an officer and director of the Company.

    On September 14, 2004, an advance to the Company of $7,500 by a former director was satisfied by the issuance of 15,000 shares of common stock provided personally by an officer and director of the Company.

    On September 14, 2004, accrued consulting services of $20,000 were satisfied by the issuance of 40,000 shares of common stock provided personally by an officer and director of the Company.



               The accompanying notes to financial statements are
                     an integral part of this balance sheet.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife International Inc. ("Herbalife"). The accompanying financial statements of FFBI were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a deemed reverse merger between FFBI and Fit For Business (Australia) Pty Limited ("FFB Australia"), which was effected on September 14, 2004.

Prior to the completion of the deemed reverse merger, FFBI was a dormant corporation with no assets or operations (essentially since its organization on May 30, 2001, and incorporation on July 31, 2001). The Company was originally incorporated under the name of Elli Tsab, Inc. On April 7, 2004, the name of the Company was changed to Patient Data Corporation. On January 13, 2005, the name of the Company was again changed to Fit For Business International, Inc. in order to better reflect the current business plan.

FFB Australia was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, FFB Australia initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through September 14, 2004, proceeds of $365,000. Subsequent to the completion of the deemed reverse merger, the liability associated with the convertible promissory notes was assumed by the Company. Thereafter, all of the promissory notes were converted into shares of common stock of FFBI.

In addition, in November 2003, FFB Australia commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger with the Company, and FFBI is currently undertaking a second capital formation activity of the same type.

Prior to September 14, 2004, FFB Australia, aside from the capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


trademark in Australia for the name and related logo of Fit For Business, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. For additional information relating to the development stage activities of the Company, see
Note 2.

Given that FFB Australia is considered to have acquired FFBI by a deemed reverse merger through an Exchange Agreement (see Note 4), and its stockholders currently have voting control of FFBI, the accompanying financial statements and related disclosures in the notes to financial statements present the financial position as of December 31, 2004, and the operations for the three-month periods ended December 31, 2004, and 2003, and from the period from the inception date (December 14, 1998) through December 31, 2004, of FFB Australia under the name of FFBI. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFB Australia and FFBI brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

   Unaudited Interim Financial Statements

The interim financial statements as of December 31, 2004, and for the three months ended December 31, 2004, and 2003, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of December 31, 2004, and the results of its operations for the three months ended December 31, 2004, and 2003, and cash flows for the three months ended December 31, 2004, and 2003. These results are not necessarily indicative of the results expected for the fiscal year ending June 30, 2005. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company's audited financial statements contained in Form SB-2/A for the period ended September 30, 2004, for additional information, including significant accounting policies.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Accounts Receivable

Accounts receivable consist of amounts due from a license agreement, employees and related parties, and value added tax refunds. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2004, no allowance for doubtful accounts was deemed necessary. While management uses the best information

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

   Revenue Recognition

The Company is in the development stage and has yet to realize significant revenues from planned operations. However, the Company is in the business of providing products and services for corporate and living well programs, as well as from the sale of nutritional products manufactured and supplied by Herbalife. After the commencement of planned operations, revenues will be realized from such products and services at the time of completion of each product sale, and as services are rendered.

Revenues will also be realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, and market and promote its products and services. Such revenues will be realized over the term and under the conditions of each specific license.

   Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of December 31, 2004, FFBI had capitalized $5,071 related to its web site development.

   Costs of Computer Software Developed or Obtained for Internal Use

Under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software. As of December 31, 2004, the Company had capitalized $21,520 for projects related to the development of internal-use software.

   Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), the Company capitalizes costs associated with the development of certain

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date. As of December 31, 2004, the Company had not undertaken any projects related to the development of software products held for sale or to be otherwise marketed.

   Trademark

The Company obtained a trademark from the government of Australia effective October 15, 1999. The trademark covers the name "Fit For Business" and the logo of the Company. The cost of obtaining the trademark has been capitalized by the Company, and is being amortized over a period of ten years.

   Advertising Costs

Advertising costs are charged to operations when incurred, except for television or magazine advertisements, which are charged to expense when the advertising first takes place. For the periods ended December 31, 2004, and 2003, advertising expense amounted to $15,110 and $0, respectively.

   Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

             Computer and office equipment               5 years
             Internal web site development costs         3 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

   Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated (see Note 4).

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended December 31, 2004, and 2003, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal year. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2004, the Company did not have any financial instruments requiring the estimate of fair value.

   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

   Concentrations of Risk

As of December 31, 2004, the Company had a material off-balance sheet risk with regards to its dependence upon Herbalife as its sole source of supply for the purchase of nutritional supplements related to its planned wellness programs.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


   Fiscal Year End of the Company

The fiscal year end of the Company is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2004, and expenses for the periods ended December 31, 2004, and 2003. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

The Company is in the development stage of providing products and services for corporate business wellness programs; living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, nutritional supplements manufactured and supplied by Herbalife. As of December 31, 2004, and subsequent thereto, FFBI had completed organization and reverse merger transactions, initial marketing and corporate awareness programs designed to obtain customers for its products and services, the receipt of a trademark in Australia for the name "Fit For Business", formation of a management team, and other activities related to capital formation and initial operations. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $4.5 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 with the SEC. The proceeds from the public offering will be used by the Company for the development and production of multi-media training programs, marketing and promotional literature and programs, web site enhancement, purchase of inventory, customer call center and computer hardware and software programs to be used to aid the Company's customer service representatives, and working capital required to hire additional staff and provide for an expected increase in operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $4.5 million in equity capital through its planned filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


operating losses since inception, and the working capital of the Company is insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Convertible Debt

In November 2003, FFBI began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes were issued to officers, directors, or employees of FFBI.

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by FFBI, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. FFBI structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, FFBI had received and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $12,647. The liability for the Notes was assumed by the Company as a result of the Exchange Agreement.

On September 20, 2004, the Company, pursuant to a planned public offering of its common stock, called and converted Notes with a unit value of 42 units into 420,000 shares of common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by the Company into 450,000 shares of common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The value of the conversion transactions in excess of the par value of the common stock issued, including accrued interest, has been presented as additional paid-in capital in the accompanying balance sheet as of December 31, 2004.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


(4)      Common Stock Transactions and Capital Formation

   Issuance of Common Stock

On May 30, 2001, FFBI issued 5,000,000 shares of its common stock to former officers and directors of the Company for services rendered. The value of the services rendered was $5,000. This transaction, along with the accumulated
(deficit) of FFBI, made up the components of the reverse merger related to the recapitalization of FFBI common stock.

   Stock Option Agreement

On July 25, 2004, the Company issued 2,000,000 options to Fort Street Equity, Inc. (see below) to purchase the same number of shares of its common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of the Company's common stock over the preceding ten business days prior to exercise of the options, less a discount of 40 percent.

   Stock Exchange Agreement

On September 14, 2004, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with FFB Australia, whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and preferred stock of FFBI have a par value of $.001. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

   Conversion of Notes

On September 20, 2004, the Company issued 420,000 shares of its common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest (see Note 3).

On September 29, 2004, the Company issued 450,000 shares of its common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest (see Note 3).

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


   Other Transactions

From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, L.R. Global received 500,000 shares of common stock (see Note 8). Mr. Poulsen also issued shares of common stock that he received from the Exchange Agreement to satisfy the liabilities of the Company assumed by FFBI related to the compensation of six individuals (see Note 9). FFBI recognized the satisfaction of such liabilities by Mr. Poulsen as additional paid-in capital.

The Company also owed Wayne Hoskin, a former director of the Company, the amount of $7,500 as of September 14, 2004. The obligation resulted from a loan made to the Company. Mr. Hoskin agreed to accept 15,000 shares of common stock of FFBI in full satisfaction of this obligation. From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, Mr. Hoskin received 15,000 shares of common stock valued at $7,500. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

The Company also owed Donald Howell Wild, a former note holder and current stockholder of the Company, the amount of $20,000 for services rendered related to the private placement of Notes (see Note 3). From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, on September 14, 2004, Mr. Wild received 40,000 shares of common stock valued at $20,000. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

   Capital Formation Activity

On November 10, 2003, FFBI entered into an agreement with Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist FFBI with the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

FFBI paid Fort Street two deposits against fees and costs amounting to $130,100. The initial capital formation activity conducted by FFBI and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted deemed reverse merger, FFBI expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. FFBI and Fort Street initiated a second capital formation activity that resulted in the Exchange Agreement as described above, and the current activity

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


to file a Registration Statement on Form SB-2 with the SEC. As of December 31, 2004, the Company had remaining $53,100 of deferred offering costs which were comprised of legal and accounting fees paid, and other professional and filing fees to be incurred to complete the Form SB-2 registration process.

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended December 31, 2004, and 2003, was as follows (using a 34 percent effective Federal income tax rate):

                                                  2004          2003
                                               ----------    ----------
       Current Tax Provision:
          Federal-
            Taxable income                     $     --      $     --
                                               ----------    ----------
               Total current tax provision     $     --      $     --
                                               ==========    ==========

       Deferred Tax Provision:
          Federal-
            Loss carryforwards                     29,050         1,455
            Change in valuation allowance         (29,050)       (1,455)
                                               ----------    ----------
               Total deferred tax provision    $     --      $     --
                                               ==========    ==========

The Company had deferred income tax assets as of December 31, 2004, as follows:

                                                  2004
                                               ----------

            Loss carryforwards                 $  194,400
            Less - Valuation allowance           (194,400)
                                               ----------
               Total net deferred tax assets   $     --
                                               ==========


As of December 31, 2004, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $571,800 that may be offset against future taxable income. The net operating loss carryforwards expire in the years 2021-2024. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


(6)      Related Party Transactions

Mark Poulsen & Associates Pty. Ltd. is an Australian private entity and stockholder of the Company. It is wholly owned by Mark A. Poulsen, President and Chief Executive Officer of the Company. As of December 31, 2004, the Company was owed $1,605 by this entity for a non-interest bearing, open-term advance made.

Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, President and Chief Executive Officer of the Company, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of December 31, 2004, the Company owed $827 to this entity for non-interest bearing, open-term working capital advances.

As of December 31, 2004, the Company owed $381 to Mark A. and Karen Poulsen for expenses incurred on behalf of the Company. Mr. Poulsen is the President and Chief Executive Officer of the Company.

Donald Howell Wild, a former note holder and current stockholder of the Company (see Note 3), is the uncle of Linda Wild, also a former note holder and current stockholder of the Company. In addition, Mr. Wild is the father of Laraine Richardson, a principal in the Company of L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement with the Company on August 24, 2004 (see
Note 8). Mr. Wild also assisted the Company with the private placement of the Notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wild's services were valued at $20,000. The liability to Mr. Wild was satisfied by the transfer of 40,000 shares of common stock of FFBI directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

As described in Note 3, the Company completed a private placement of Notes to thirty individuals and entities with proceeds amounting to $365,000, and subsequently converted the Notes to 870,000 shares of common stock of FFBI. Of the thirty individuals and entities that subscribed to the private placement offering of Notes, twelve parties are considered both account executives (part of the independent marketing group of the Company) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen, President and Chief Executive Officer of the Company, is also an independent Herbalife distributor.

(7)      Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(8)      License Agreement

On August 24, 2004, the Company entered into a non-assignable license agreement (the "License Agreement") with L.R. Global Marketing Pty. Ltd. ("L.R. Global"). Pursuant to the License Agreement, L.R. Global has the right or license, for a period of ten years, to use of the Company's logo, management information system, and other material within Australia and New Zealand. L.R. Global will assist in identifying new clients for the Company, and recruiting account executive and customer service representatives. Under the terms of the License Agreement, L.R. Global was obligated to pay the Company $500,000 on or before December 31, 2004, for the grant of the license. As of December 31, 2004, L.R. Global had only paid $117,750 toward the fee for the license, and was in default under the License Agreement. On January 14, 2005, the Company and L.R. Global entered into an extension agreement whereby the terms of the License Agreement for payment of the remaining amount of the $500,000 license fee were extended to May 31, 2005. The Company recognized $12,500 of income related to the License Agreement in the accompanying statement of operations and comprehensive (loss) for the period ended December 31, 2004.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


(9)      Commitments and Contingencies

For each fiscal year since inception, the Company has recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which, currently serve as officers of the Company. Such individuals have provided their time and effort without formal compensation by the Company which in certain instances dates back to 1998. For the period ended December 31, 2003, the Company recorded compensation expense amounting to $31,300. Through September 14, 2004, the total liability for employee compensation amounted to $220,000. This obligation was satisfied by the transfer of 440,000 shares of common stock of FFBI directly to the individuals from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued compensation satisfied by Mr. Poulsen.

On September 21, 2004, the Company entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to approximately $30,500, and the estimated duration of the contract term was 14 weeks. Further, under the terms of the contract, a down payment of $3,500 was to be made, followed by weekly progress payments of approximately $1,930. The Company has classified the costs incurred through December 31, 2004, amounting to $21,520, as "Software development in progress" in the accompanying balance sheet.

The Company entered into a lease arrangement with Mark Poulsen & Associates Pty. Ltd. for office space which expired on November 30, 2004. The lease arrangement is currently on a month-to-month basis. On February 1, 2005, the Company also entered into a registered agent arrangement with Incorp. Services, Inc. whereby Incorp. agreed to act as the registered agent for the State of Nevada, and to provide certain virtual office, office facility use, and administrative services to the Company for a fee of $1,495 per year.

The following transactions were dated November 29, 2004, or as otherwise indicated:

The Company entered into an employment agreement with Mark A. Poulsen to serve as its President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $289,000 for services to FFBI. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of FFBI awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFBI on the over-the-counter bulletin board of the NASD.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003
                                   (Unaudited)


The Company entered into an employment agreement with Prins Ralston to serve as its Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $131,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFBI under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the employment of Mr. Ralston to Hudson Global Resources, an executive personnel placement firm, amounting to approximately $21,100.

The Company entered into an employment agreement with Anthony F. Head to serve as its Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,000, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Sandra Wendt to serve as its Vice President of Administration and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,400, plus benefits and bonus.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, AND 2003




Report of Independent Auditors..............................................F-22

Financial Statements-

   Balance Sheets as of September 30, 2004, and 2003........................F-23

   Statements of Operations and Comprehensive (Loss) for the Years
     Ended September 30, 2004, and 2003, and Cumulative from Inception .....F-24

   Statements of Stockholders' Equity for the Periods from
     Inception through September 30, 2004...................................F-25

   Statements of Cash Flows for the Years
     Ended September 30, 2004, and 2003, and Cumulative from Inception......F-26

   Notes to Financial Statements for the Years
     Ended September 30, 2004, and 2003.....................................F-28

                         REPORT OF INDEPENDENT AUDITORS



To the  Stockholders  and Board of Directors of Fit For Business  International,
Inc.:

We have audited the accompanying balance sheets of Fit For Business International, Inc., a Nevada corporation in the development stage, as of September 30, 2004, and 2003, and the related statements of operations and comprehensive (loss), stockholders' equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fit For Business International, Inc. as of September 30, 2004, and 2003, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, is conducting its capital formation activities, has incurred operating losses since inception, and its working capital is insufficient to meet planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
February 17, 2005.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS (NOTE 2)
                         AS OF SEPTEMBER, 2004, AND 2003


                                     ASSETS
                                     ------

                                                                            2004         2003
                                                                          ---------    ---------
Current Assets:
    Cash and cash equivalent                                              $ 174,919    $      55
    Accounts Receivable-
        License fee                                                         429,570         --
        Other                                                                   730        1,541
    Inventory                                                                 2,863         --
                                                                          ---------    ---------
        Total current assets                                                608,082        1,596
                                                                          ---------    ---------
Property and Equipment:
    Office and computer equipment                                               214         --
    Web site development costs                                                4,659        4,404
                                                                          ---------    ---------
                                                                              4,873        4,404
    Less - Accumulated depreciation and amortization                         (3,559)      (1,835)
                                                                          ---------    ---------
                                                                              1,314        2,569
    Software development in progress                                          6,516         --
                                                                          ---------    ---------
        Net property and equipment                                            7,830        2,569
                                                                          ---------    ---------
Other Assets:
    Trademark                                                                   215          203
    Less - Accumulated amortization                                            (109)         (82)
    Deferred offering costs                                                  53,100         --
                                                                          ---------    ---------
        Total other assets                                                   53,206          121
                                                                          ---------    ---------
Total Assets                                                              $ 669,118    $   4,286
                                                                          =========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
    Checks in excess of bank balance                                      $    --      $   1,327
    Accounts payable - trade                                                  2,437         --
    Accrued liabilities                                                      41,296         --
    Accrued compensation                                                       --        166,395
    Loans from related parties                                               59,595      149,433
    Deferred revenue - License fee                                          494,837         --
                                                                          ---------    ---------
        Total current liabilities                                           598,165      317,155
                                                                          ---------    ---------
        Total liabilities                                                   598,165      317,155
                                                                          ---------    ---------
Commitments and Contingencies
Stockholders' Equity:
    Preferred stock, par value $.001 per share; 10,000,000 shares
        authorized; 1,000,000 shares issued and outstanding in 2004           1,000         --
    Common stock, par value $.001 per share; 100,000,000 shares
        authorized; 20,870,000 shares issued and outstanding in 2004         20,870         --
    Capital stock, 81 shares authorized, issued and outstanding in 2003        --             50
    Additional paid-in capital                                              603,327         --
    Accumulated other comprehensive (loss)                                  (67,907)     (32,765)
    (Deficit) accumulated during the development stage                     (486,337)    (280,154)
                                                                          ---------    ---------
        Total stockholders' equity                                           70,953     (312,869)
                                                                          ---------    ---------
Total Liabilities and Stockholders' Equity                                $ 669,118    $   4,286
                                                                          =========    =========


                 The accompanying notes to financial statements are an integral part of these balance sheets.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                FOR THE YEARS ENDED SEPTEMBER 30, 2004, AND 2003,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                           THROUGH SEPTEMBER 30, 2004

                                                                                               Cumulative
                                                                                                  From
                                                                    2004           2003        Inception
                                                                -----------    -----------    -----------
Revenues:
     Revenues ($5,163 from related party license fee in 2004)   $     6,620    $       247    $    10,176
                                                                -----------    -----------    -----------
         Total revenues                                               6,620            247         10,176
                                                                -----------    -----------    -----------
Cost of Goods Sold:
     Cost of goods sold                                                 741             73          4,460
                                                                -----------    -----------    -----------
Gross Profit                                                          5,879            174          5,716
                                                                -----------    -----------    -----------
Expenses:
     General and administrative                                     199,364         14,719        479,355
                                                                -----------    -----------    -----------
         Total general and administrative expenses                  199,364         14,719        479,355
                                                                -----------    -----------    -----------
(Loss) from Operations                                             (193,485)       (14,545)      (473,639)

Other (Expense)                                                     (12,698)          --          (12,698)

Provision for income taxes                                             --             --             --

Net (Loss)                                                      $  (206,183)   $   (14,545)   $  (486,337)
                                                                -----------    -----------    -----------
Comprehensive (Loss):
     Australian currency translation                                (35,142)       (23,114)       (67,907)
                                                                -----------    -----------    -----------
Total Comprehensive (Loss)                                      $  (241,325)   $   (37,659)   $  (554,244)
                                                                ===========    ===========    ===========
(Loss) Per Common Share:
     (Loss) per common share - Basic and Diluted                $     (0.03)   $     (0.00)
                                                                ===========    ===========
Weighted Average Number of Common Shares
     Outstanding - Basic and Diluted                              7,831,739      5,000,000
                                                                ===========    ===========


                 The accompanying notes to financial statements are an integral part of these balance sheets.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 2)
               FOR THE PERIODS FROM INCEPTION (DECEMBER 14, 1998)
                           THROUGH SEPTEMBER 30, 2004



                                                   Preferred Stock            Common stock           (Aus) Capital Stock
                                               -----------------------   -----------------------   ------------------------
             Description                          Shares       Amount       Shares       Amount       Shares        Amount
--------------------------------------------   ----------   ----------   ----------   ----------   ----------    ----------
Balance - December 14, 1998                          --     $     --           --     $     --           --      $     --
Issuance of capital stock for cash                   --           --           --           --             81            50
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 1999                              --           --           --           --             81            50
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2000                              --           --           --           --             81            50
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2001                              --           --           --           --             81            50
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2002                              --           --           --           --             81            50
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - June 30, 2003                              --           --           --           --             81            50
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - September 30, 2003                         --           --           --           --             81            50
Preferred and common stock issued for
   deemed reverse merger with FFB Australia     1,000,000        1,000   15,000,000       15,000          (81)          (50)
Recapitalization of FFBI common stock -
   reverse merger                                    --           --      5,000,000        5,000         --            --
Stock options issued for cash                        --           --           --           --           --            --
Employee compensation paid by issued shares          --           --           --           --           --            --
Advance to Company paid by issued shares             --           --           --           --           --            --
Consulting services paid by issued shares            --           --           --           --           --            --
Promissory notes converted to common stock           --           --        870,000          870         --            --
Australian currency translation                      --           --           --           --           --            --
Net (loss) for the period                            --           --           --           --           --            --
                                               ----------   ----------   ----------   ----------   ----------    ----------
Balance - September 30, 2004                    1,000,000   $    1,000   20,870,000   $   20,870         --      $     --
                                               ==========   ==========   ==========   ==========   ==========    ==========

                                                                               (Deficit)
                                                              Accumulated     Accumulated
                                               Additional        Other         During the
                                                 Paid-in     Comprehensive    Development
                                                 Capital        (Loss)           Stage          Totals
                                               ----------    -------------    -----------    -----------

Balance - December 14, 1998                    $     --      $        --      $      --      $      --
Issuance of capital stock for cash                   --               --             --               50
Australian currency translation                      --                317           --              317
Net (loss) for the period                            --               --          (17,408)       (17,408)
                                               ----------    -------------    -----------    -----------
Balance - June 30, 1999                              --                317        (17,408)       (17,041)
Australian currency translation                      --             (5,540)          --           (5,540)
Net (loss) for the period                            --               --         (134,603)      (134,603)
                                               ----------    -------------    -----------    -----------
Balance - June 30, 2000                              --             (5,223)      (152,011)      (157,184)
Australian currency translation                      --            (17,493)          --          (17,493)
Net (loss) for the period                            --               --          (48,816)       (48,816)
                                               ----------    -------------    -----------    -----------
Balance - June 30, 2001                              --            (22,716)      (200,827)      (223,493)
Australian currency translation                      --             34,298           --           34,298
Net (loss) for the period                            --               --          (39,919)       (39,919)
                                               ----------    -------------    -----------    -----------
Balance - June 30, 2002                              --             11,582       (240,746)      (229,114)
Australian currency translation                      --            (45,564)          --          (45,564)
Net (loss) for the period                            --               --          (24,196)       (24,196)
                                               ----------    -------------    -----------    -----------
Balance - June 30, 2003                              --            (33,982)      (264,942)      (298,874)
Australian currency translation                      --              1,217           --            1,217
Net (loss) for the period                            --               --          (15,212)       (15,212)
                                               ----------    -------------    -----------    -----------
Balance - September 30, 2003                         --            (32,765)      (280,154)      (312,869)
Preferred and common stock issued for
   deemed reverse merger with FFB Australia       (15,950)            --             --             --
Recapitalization of FFBI common stock -
   reverse merger                                 (15,000)            --             --          (10,000)
Stock options issued for cash                      10,000             --             --           10,000
Employee compensation paid by issued shares       220,000             --             --          220,000
Advance to Company paid by issued shares            7,500             --             --            7,500
Consulting services paid by issued shares          20,000             --             --           20,000
Promissory notes converted to common stock        376,777             --             --          377,647
Australian currency translation                      --            (35,142)          --          (35,142)
Net (loss) for the period                            --               --         (206,183)      (206,183)
                                               ----------    -------------    -----------    -----------
Balance - September 30, 2004                   $  603,327    $     (67,907)   $  (486,337)   $    70,953
                                               ==========    =============    ===========    ===========


                 The accompanying notes to financial statements are an integral part of these balance sheets.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
              FOR THE YEARS ENDED SEPTEMBER 30, 2004, AND 2003, AND
                  CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                           THROUGH SEPTEMBER 30, 2004

                                                                                         Cumulative
                                                                                            From
                                                                2004          2003       Inception
                                                             ----------    ----------    ----------
Operating Activities:
  Net (loss)                                                 $ (206,183)   $  (14,545)   $ (486,337)
  Adjustments to reconcile net (loss) to net cash provided
    by (used in) operating activities:
     Depreciation and amortization                                1,631         1,346         3,668
     Write-off of deferred offering costs                        77,000          --          77,000
     Employee compensation paid by issued shares                 53,605        40,484       220,000
     Consulting and other services paid by issued shares         20,000          --          25,000
     Interest on promissory notes converted to equity            12,647          --          12,647
       Changes in net assets and liabilities-
         Accounts receivable                                     71,241          (831)       69,700
         Inventory                                               (2,863)         --          (2,863)
         Accounts payable - trade                                 2,437        (4,030)        2,437
         Other accrued liabilities                               41,296          --          41,296
         Deferred revenue - License fee                          (5,163)         --          (5,163)
                                                             ----------    ----------    ----------
Net Cash Provided by (Used in) Operating Activities              65,648        22,424       (42,615)
                                                             ----------    ----------    ----------
Investing Activities:
  Purchases of property and equipment                              (214)         --            (214)
  Payment for Australian trademark                                 --            --            (215)
  Expenditures for web site development costs                      --          (3,664)       (4,659)
  Expenditures for software development in progress              (6,516)         --          (6,516)
                                                             ----------    ----------    ----------
Net Cash (Used in) Investing Activities                          (6,730)       (3,664)      (11,604)
                                                             ----------    ----------    ----------
Financing Activities:
  Proceeds from the issuance of convertible notes               365,000          --         365,000
  Checks in excess of bank balance                               (1,327)        1,327          --
  Stock options issued for cash                                  10,000          --          10,000
  Net (payments to) loans from related parties                  (84,985)       (9,731)       59,595
  Loans from former director paid by issued shares               (7,500)       12,742        (7,500)
  Payment of deferred offering costs                           (130,100)         --        (130,100)
  Proceeds from the issuance of capital stock                      --            --              50
                                                             ----------    ----------    ----------
Net Cash Provided by Financing Activities                       151,088         4,338       297,045
                                                             ----------    ----------    ----------
Effect of Exchange Rate Changes on Cash                         (35,142)      (23,114)      (67,907)
                                                             ----------    ----------    ----------
Net Increase (Decrease) in Cash                                 174,864           (16)      174,919
Cash - Beginning of Period                                           55            71          --
                                                             ----------    ----------    ----------
Cash - End of Period                                         $  174,919    $       55    $  174,919
                                                             ==========    ==========    ==========


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                                      F-26

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
              FOR THE YEARS ENDED SEPTEMBER 30, 2004, AND 2003, AND
                  CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                     THROUGH SEPTEMBER 30, 2004 (CONTINUED)


Supplemental Disclosures of Cash Flow Information:
     Cash paid during the period for:
          Interest                                           $     --      $     --      $     --
                                                             ==========    ==========    ==========
          Income taxes                                       $     --      $     --      $     --
                                                             ==========    ==========    ==========


Supplemental Information of Noncash Investing and Financing Activities:

     On September 14, 2004, the Company entered into an Exchange Agreement with FFB Australia whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

     On September 20, 2004, the Company issued 420,000 shares of common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest.

     On September 29, 2004, the Company issued 450,000 shares of common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest.

     On  September  14,  2004,  accrued  employee  compensation  of $220,000 was
     satisfied  by  the  issuance   440,000  shares  of  common  stock  provided
     personally by an officer and director of the Company.

     On September 14, 2004, an advance to the Company of $7,500 by a former director was satisfied by the issuance of 15,000 shares of common stock provided personally by an officer and director of the Company.

     On September 14, 2004, accrued consulting services of $20,000 were satisfied by the issuance of 40,000 shares of common stock provided personally by an officer and director of the Company.




                 The accompanying notes to financial statements are an integral part of these balance sheets.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife International Inc. ("Herbalife"). The accompanying financial statements of FFBI were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a deemed reverse merger between FFBI and Fit For Business (Australia) Pty Limited ("FFB Australia"), which was effected on September 14, 2004.

Prior to the completion of the deemed reverse merger, FFBI was a dormant corporation with no assets or operations (essentially since its organization on May 30, 2001, and incorporation on July 31, 2001). The Company was originally incorporated under the name of Elli Tsab, Inc. On April 7, 2004, the name of the Company was changed to Patient Data Corporation. On January 13, 2005, the name of the Company was again changed to Fit For Business International, Inc. in order to better reflect the current business plan.

FFB Australia was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, FFB Australia initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through September 14, 2004, proceeds of $365,000. Subsequent to the completion of the deemed reverse merger, the liability associated with the convertible promissory notes was assumed by the Company. Thereafter, all of the promissory notes were converted into shares of common stock of FFBI.

In addition, in November 2003, FFB Australia commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger with the Company, and FFBI is currently undertaking a second capital formation activity of the same type.

Prior to September 14, 2004, FFB Australia, aside from the capital formation and marketing activities described above, incurred other development stage operating

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


costs and expenses related to its organization as an entity, receipt of a trademark in Australia for the name and related logo of Fit For Business, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. For additional information relating to the development stage activities of the Company, see
Note 2.

Given that FFB Australia is considered to have acquired FFBI by a deemed reverse merger through an Exchange Agreement (see Note 4), and its stockholders currently have voting control of FFBI, the accompanying financial statements and related disclosures in the notes to financial statements present the financial position as of September 30, 2004, and 2003, and the operations for the periods then ended, and from the period from the inception date (December 14, 1998) through September 30, 2004, of FFB Australia under the name of FFBI. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFB Australia and FFBI brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Accounts Receivable

Accounts receivable consist of amounts due from a license agreement, employees and related parties, and value added tax refunds. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of September 30, 2004, and 2003, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

   Revenue Recognition

The Company is in the development stage and has yet to realize significant revenues from planned operations. However, the Company is in the business of providing products and services for corporate and living well programs, as well as from the sale of nutritional products manufactured and supplied by Herbalife. After the commencement of planned operations, revenues will be realized from such products and services at the time of completion of each product sale, and as services are rendered.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


Revenues will also be realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, and market and promote its products and services. Such revenues will be realized ratably over the term and under the conditions of each specific license.

   Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of September 30, 2004, and 2003, FFBI had capitalized $4,659 and $4,404, respectively, related to its web site development.

   Costs of Computer Software Developed or Obtained for Internal Use

Under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software. As of September 30, 2004, and 2003, the Company had capitalized $6,516 and $0, respectively, for projects related to the development of internal-use software.

   Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), the Company capitalizes costs associated with the development of certain training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date. As of September 30, 2004, and 2003, the Company had not undertaken any projects related to the development of software products held for sale or to be otherwise marketed.

   Trademark

The Company obtained a trademark from the government of Australia effective October 15, 1999. The trademark covers the name "Fit For Business" and the logo of the Company. The cost of obtaining the trademark has been capitalized by the Company, and is being amortized over a period of ten years.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


     Advertising Costs

Advertising costs are charged to operations when incurred, except for television or magazine advertisements, which are charged to expense when the advertising first takes place. For the years ended September 30, 2004, and 2003, advertising expense amounted to $11,616 and $458, respectively.

   Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

                Computer and office equipment               5 years
                Internal web site development costs         3 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

   Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The weighted average number of shares outstanding for the period ended September 30, 2003, and the basic and diluted loss per share amount for that period have been retroactively restated for the deemed reverse merger between FFBI and FFB Australia.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated (see Note 4).

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended September 30, 2004, and 2003, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal year. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2004, and 2003, the Company did not have any financial instruments requiring the estimate of fair value.

   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

   Concentrations of Risk

As of September 30, 2004, and 2003, the Company had a material off-balance sheet risk with regards to its dependence upon Herbalife as its sole source of supply for the purchase of nutritional supplements related to its planned wellness programs.

   Fiscal Year End of the Company

The fiscal year end of the Company is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2004, and 2003, and expenses for the periods then ended. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

The Company is in the development stage of providing products and services for corporate business wellness programs; living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, nutritional supplements manufactured and supplied by Herbalife. As of September 30, 2004, and subsequent thereto, FFBI had completed organization and reverse merger transactions, initial marketing and corporate awareness programs designed to obtain customers for its products and services, the receipt of a trademark in Australia for the name "Fit For Business", formation of a management team, and other activities related to capital formation and initial operations. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $4.5 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 (including amendments) with the SEC. The proceeds from the public offering will be used by the Company for the development and production of multi-media training programs, marketing and promotional literature and programs, web site enhancement, purchase of inventory, customer call center and computer hardware and software programs to be used to aid the Company's customer service representatives, and working capital required to hire additional staff and provide for an expected increase in operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $4.5 million in equity capital through its planned filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses since inception, and the working capital of the Company is insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


(3)      Convertible Debt

In November 2003, FFBI began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes was issued to officers, directors, or employees of FFBI.

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by FFBI, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. FFBI structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, FFBI had received and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $12,647. The liability for the Notes was assumed by the Company as a result of the Exchange Agreement.

On September 20, 2004, the Company, pursuant to a planned public offering of its common stock, called and converted Notes with a unit value of 42 units into 420,000 shares of common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by the Company into 450,000 shares of common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The value of the conversion transactions in excess of the par value of the common stock issued, including accrued interest, has been presented as additional paid-in capital in the accompanying statement of stockholders' equity for the period ended September 30, 2004.

(4)      Common Stock Transactions and Capital Formation

   Issuance of Common Stock

On May 30, 2001, FFBI issued 5,000,000 shares of its common stock to former officers and directors for services rendered. The value of the services rendered was $5,000. This transaction, along with the accumulated (deficit) of FFBI, are presented as components of a reverse merger under the caption "Recapitalization of FFBI common stock" in the accompany statements of stockholders' equity.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


   Stock Option Agreement

On July 25, 2004, the Company issued 2,000,000 options to Fort Street Equity, Inc. (see below) to purchase the same number of shares of its common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of the Company's common stock over the preceding ten business days prior to exercise of the options, less a discount of 40 percent.

   Stock Exchange Agreement

On September 14, 2004, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with FFB Australia, whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and preferred stock of FFBI have a par value of $.001 per share. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

   Conversion of Notes

On September 20, 2004, the Company issued 420,000 shares of its common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest (see Note 3).

On September 29, 2004, the Company issued 450,000 shares of its common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest (see Note 3).

   Other Transactions

From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, L.R. Global received 500,000 shares of common stock (see Note 8). Mr. Poulsen also issued shares of common stock that he received from the Exchange Agreement to satisfy the liabilities of the Company assumed by FFBI related to the compensation of six individuals (see Note 9). FFBI recognized the satisfaction of such liabilities by Mr. Poulsen as additional paid-in capital.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


The Company also owed Wayne Hoskin, a former director of the Company, the amount of $7,500 as of September 14, 2004. The obligation resulted from a loan made to the Company. Mr. Hoskin agreed to accept 15,000 shares of common stock of FFBI in full satisfaction of this obligation. From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, Mr. Hoskin received 15,000 shares of common stock valued at $7,500. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

The Company also owed Donald Howell Wild, a former note holder and current stockholder of the Company, the amount of $20,000 for services rendered related to the private placement of Notes (see Note 3). From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, on September 14, 2004, Mr. Wild received 40,000 shares of common stock valued at $20,000. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

   Capital Formation Activity

On November 10, 2003, FFBI entered into an agreement with Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist FFBI with the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

FFBI paid Fort Street two deposits against fees and costs amounting to $130,100. The initial capital formation activity conducted by FFBI and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted deemed reverse merger, FFBI expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. FFBI and Fort Street initiated a second capital formation activity that resulted in the Exchange Agreement as described above, and the current activity to file a Registration Statement on Form SB-2 with the SEC. As of September 30, 2004, the Company had remaining $53,100 of deferred offering costs which were comprised of legal and accounting fees paid, and other professional and filing fees to be incurred to complete the Form SB-2 registration process.

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended September 30, 2004, and 2003, was as follows (using a 34 percent effective Federal income tax rate):

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


                                                   2004          2003
                                                ----------    ----------
       Current Tax Provision:
           Federal-
             Taxable income                     $     --      $     --
                                                ----------    ----------
                Total current tax provision     $     --      $     --
                                                ==========    ==========

       Deferred Tax Provision:
           Federal-
             Loss carryforwards                     70,100         4,950
             Change in valuation allowance         (70,100)       (4,950)
                                                ----------    ----------
                Total deferred tax provision    $     --      $     --
                                                ==========    ==========


The Company had deferred income tax assets as of September 30, 2004, and 2003, as follows:


             Loss carryforwards                 $   70,100    $    4,950
             Less - Valuation allowance            (70,100)       (4,950)
                                                ----------    ----------
                Total net deferred tax assets   $     --      $     --
                                                ==========    ==========


As of September 30, 2004, and 2003, the Company had net operating loss carry-forwards for income tax reporting purposes of approximately $471,800, and $279,500, respectively, that may be offset against future taxable income. The net operating loss carryforwards expire in the years 2021-2024. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6)      Related Party Transactions

Mark Poulsen & Associates Pty. Ltd. is an Australian private entity and stockholder of the Company. It is wholly owned by Mark A. Poulsen, President and Chief Executive Officer of the Company. As of September 30, 2004, and 2003, the Company owed $58,485, and $133,578 to this entity, respectively, for non-interest bearing, open-term working capital advances.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, President and Chief Executive Officer of the Company, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of September 30, 2004, and 2003, the Company owed $760 and $4,005 to this entity, respectively, for non-interest bearing, open-term working capital advances.

In July 2004, FFBI paid to a former officer and director the amount of $10,000 for services rendered. This transaction, along with the value of the common stock of FFBI, are presented as components of a reverse merger under the caption "Recapitalization of FFBI common stock" in the accompany statements of stockholders' equity.

As of September 30, 2004, and 2003, the Company owed $350 and $331, respectively to Mark A. and Karen Poulsen for expenses incurred on behalf of the Company. Mr. Poulsen is the President and Chief Executive Officer of the Company.

Donald Howell Wild, a former note holder and current stockholder of the Company (see Note 3), is the uncle of Linda Wild, also a former note holder and current stockholder of the Company. In addition, Mr. Wild is the father of Laraine Richardson, a principal in the Company of L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement with the Company on August 24, 2004 (see
Note 8). Mr. Wild also assisted the Company with the private placement of the Notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wild's services were valued at $20,000, and such expense was included in the accompanying statement of operations and comprehensive (loss) for the period ended September 30, 2004. The liability to Mr. Wild was satisfied by the transfer of 40,000 shares of common stock of FFBI directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

As described in Note 3, the Company completed a private placement of Notes to thirty individuals and entities with proceeds amounting to $365,000, and subsequently converted the Notes to 870,000 shares of common stock of FFBI. Of the thirty individuals and entities that subscribed to the private placement offering of Notes, twelve parties are considered both account executives (part of the independent marketing group of the Company) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen, President, Founder and Chief Executive Officer of the Company, is also an independent Herbalife distributor.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


(7)      Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(8)      License Agreement

On August 24, 2004, the Company entered into a non-assignable license agreement (the "License Agreement") with L.R. Global Marketing Pty. Ltd. ("L.R. Global"). Pursuant to the License Agreement, L.R. Global has the right or license, for a period of ten years, to use of the Company's logo, management information system, and other material within Australia and New Zealand. L.R. Global will assist in identifying new clients for the Company, and recruiting account executive and customer service representatives. Under the terms of the License Agreement, L.R. Global was obligated to pay the Company $500,000 on or before

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


December 31, 2004, for the grant of the license. As of December 31, 2004, L.R. Global had only paid $117,750 toward the fee for the license, and was in default under the License Agreement. On January 14, 2005, the Company and L.R. Global entered into an extension agreement whereby the terms of the License Agreement for payment of the remaining amount of the $500,000 license fee were extended to May 31, 2005. The Company recognized $5,163 of income related to the License Agreement in the accompanying statement of operations and comprehensive (loss) for the period ended September 30, 2004.

(9)      Commitments and Contingencies

For each fiscal year since inception, the Company has recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which, currently serve as officers of the Company. Such individuals have provided their time and effort without formal compensation by the Company which in certain instances dates back to 1998. For the years ended September 30, 2004, and 2003, the Company recorded compensation expense amounting to $53,605 and $40,259, respectively. Through September 14, 2004, the total liability for employee compensation amounted to $220,000. This obligation was satisfied by the transfer of 440,000 shares of common stock of FFBI directly to the individuals from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued compensation satisfied by Mr. Poulsen.

On September 21, 2004, the Company entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to approximately $30,500, and the estimated duration of the contract term was 14 weeks. Further, under the terms of the contract, a down payment of $3,500 was to be made, followed by weekly progress payments of approximately $1,930. The Company has classified the costs incurred through September 30, 2004, amounting to $6,516, as "Software development in progress" in the accompanying balance sheets.

The Company entered into a lease arrangement with Mark Poulsen & Associates Pty. Ltd. for office space which expired on November 30, 2004. The lease arrangement is currently on a month-to-month basis. On February 1, 2005, the Company also entered into a registered agent arrangement with Incorp. Services, Inc. whereby Incorp. agreed to act as the registered agent for the State of Nevada, and to provide certain virtual office, office facility use, and administrative services to the Company for an annual fee of $1,495 per year.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2004, and 2003


(10)     Subsequent Events

The following transactions were dated November 29, 2004, or as otherwise indicated:

The Company entered into an employment agreement with Mark A. Poulsen to serve as its President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $289,000 for services to FFBI. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of FFBI awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFBI on the over-the-counter bulletin board of the NASD.

The Company entered into an employment agreement with Prins Ralston to serve as its Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $131,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFBI under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the employment of Mr. Ralston to Hudson Global Resources, an executive personnel placement firm, amounting to approximately $21,100.

The Company entered into an employment agreement with Anthony F. Head to serve as its Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,000, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Sandra Wendt to serve as its Vice President of Administration and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,400, plus benefits and bonus.

                      FIT FOR BUSINESS INTERNATIONAL, INC.

                        3,000,000 SHARES OF COMMON STOCK

     RESALE OF 2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                      THE CONVERSION OF OUTSTANDING OPTIONS

                 1,784,000 SELLING SECURITY HOLDER COMMON SHARES



                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of
Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


                Securities and Exchange
                Commission registration fee              $     694
                Legal fees and expenses (1)              $  50,000
                Accounting fees and expenses (1)         $  25,000
                Blue Sky Fees(1)                         $  12,500
                Miscellaneous Administrative Costs (1)   $   4,931
                Printing Costs (1)                       $   7,500
                                                         ---------
                Total(1)                                 $ 100,000


     (1) Estimated.

Item 26. Recent Sales of Unregistered Securities.


On September 14, 2004, we entered into an Exchange Agreement with Fit For Business (Australia) Pty Limited (our "Subsidiary") whereby we acquired all of the issued and outstanding capital stock of the Subsidiary (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock issued to Mark A. Poulsen and to Mark Poulsen & Associates Pty. Ltd.

On September 14, 2004, accrued employee compensation of $220,000 was satisfied with the issuance of 440,000 shares of common stock provided personally by Mark
A. Poulsen, our officer and director.

On September 14, 2004, an advance to us of $7,500 by a former director was satisfied with the issuance of 15,000 shares of common stock provided personally by Mark A. Poulsen, our officer and director.

On September 14, 2004, accrued consulting services of $20,000 were satisfied with the issuance of 40,000 shares of common stock provided personally by Mark
A. Poulsen, our officer and director.

In November 2003, our Subsidiary began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes was issued to our officers, directors, or employees.

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by the Subsidiary, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. The Subsidiary structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, the Subsidiary had received and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $12,647. The liability for the Notes was assumed by us as a result of the Exchange Agreement.

All of the above issuances were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both parties had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 20, 2004, pursuant to a planned public offering of common stock, we called and converted Notes with a unit value of 42 units into 420,000 shares of our common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. The shares were issued to the following:

Investor                              Shares     Consideration   Per Share Value
--------------------------------------------------------------------------------
Junay Pty Ltd Trustee for
KL Notaras Family Trust                75,000        $25,000          $0.33
Mushroom Systems International
Pty Ltd.                               15,000        $ 5,000          $0.33
Jaroulin Pty Ltd.                      30,000        $10,000          $0.33
Dean Harrison Family Trust             30,000        $10,000          $0.33
Leigh Troy                             30,000        $10,000          $0.33
Kendal Robinson                        15,000        $ 5,000          $0.33
Mark Hoey                             120,000        $40,000          $0.33
GL Ray Enterprises                     15,000        $ 5,000          $0.33
Roan Lee                               30,000        $10,000          $0.33
The Credence Superannuation Fund       60,000        $20,000          $0.33

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offerings were not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above-referenced parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by us into 450,000 shares of our common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The shares were issued to the following:

                                                             Per Share
Investor                         Shares    Consideration       Value
----------------------------------------------------------------------
Vexa Superannuation Fund          20,000      $10,000          $0.50
Junay Pty Ltd Trustee for
KL Notaras Family Trust           20,000      $10,000          $0.50
Maria Corry                       20,000      $10,000          $0.50
Boyana & Dragan Aralica           10,000      $ 5,000          $0.50
Heather Kraus                     10,000      $ 5,000          $0.50
Wibcara Pty Ltd. Trustee for
Kraus Superannuation Fund         10,000      $ 5,000          $0.50
Clifford Henkel                   20,000      $10,000          $0.50
Helen Hughes                      40,000      $20,000          $0.50
Robert E. and Valda J. Bradley    20,000      $10,000          $0.50
Donald Howell Wild                10,000      $ 5,000          $0.50
Maxwell Spackman                  10,000      $ 5,000          $0.50
Benjamin David Spackman           20,000      $10,000          $0.50
Lily Lee Lee Lee                  20,000      $10,000          $0.50
Roslina Binte Mohamed Sa'ad       20,000      $10,000          $0.50
Zainon Binte Ismail               10,000      $ 5,000          $0.50
James and Joan Stewart as
Trustees of the R Stewart
Pty Ltd Superannuation Fund       40,000      $20,000          $0.50
Ann Maree Wood                    10,000      $ 5,000          $0.50
Walter Puawai McDermott           20,000      $10,000          $0.50
Linda Wild                        70,000      $35,000          $0.50
Denise Linsley-Hayles             10,000      $ 5,000          $0.50
Wayne Jobson                      40,000      $20,000          $0.50

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offerings were not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above-referenced parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


Item 27. Exhibits.

3.1.   Certificate of Incorporation (1)

3.1(a) Amendments to Certificate of Incorporation

3.2    Bylaws

5.1    Opinion and Consent of Anslow & Jaclin, LLP

10.1 Exchange Agreement dated September 5th, 2004 between us and Fit For Business (Australia) Pty Limited (1)

10.2 Stock Option Agreement dated July 25, 2004 between us and Fort Street Equity, Inc. (subscription agreement) (1)

10.3   License  Agreement  with L.R.  Global  Marketing  Pty Ltd. and  Extension
       Agreement

10.4   Employment Agreement - Mark Poulsen (1)

10.5   Employment Agreement - Anthony Head (1)

10.6   Employment Agreement - Prins Ralston (1)

10.7   Employment Agreement - Sandra Wendt (1)

10.8   Agreement with Insource Pty Ltd. (1)

21.1   Subsidiaries (1)

23.1   Consent of Davis Accounting Group, P.C., independent auditors.

24.1   Power of Attorney (included on signature page of Registration Statement)

(1) Originally submitted with Form SB-2 registration statement on March 7, 2005 (SEC File No. 333-123176).

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milton, Country of Australia, on the 3rd day of May, 2005.


FIT FOR BUSINESS INTERNATIONAL, INC.

BY:  /s/ Mark A. Poulsen
   --------------------------------------
   Mark A. Poulsen
   Chief Executive Officer, President and
   Chairman of the Board of Directors


                               POWER OF ATTORNEY

The undersigned directors and officers of Fit For Business International Inc. hereby constitute and appoint Mark A. Poulsen, with full power to act without others and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------- ------------------------------ ---------------------
   SIGNATURE                           TITLE                       DATE
--------------------------- ------------------------------ ---------------------
 /s/ Mark A. Poulsen          Chief Executive Officer,          May 4, 2005
-----------------------       President and Chairman of
Mark A. Poulsen               the Board of Directors

--------------------------- ------------------------------ ---------------------
 /s/ Sandra Wendt             Senior Vice President of          May 4, 2005
-----------------------       Administration, Chief
Sandra Wendt                  Financial Officer and
                              Principal Accounting Officer
--------------------------- ------------------------------ ---------------------
 /s/ Prins Ralston            Senior Vice President and         May 4, 2005
-----------------------       Chief Operating Officer
Prins Ralston

--------------------------- ------------------------------ ---------------------
 /s/ Anthony F. Head          Senior Vice President of          May 4, 2005
-----------------------       Sales and Director
Anthony F. Head

--------------------------- ------------------------------ ---------------------